                                                                       Exhibit E


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                         AGREEMENT AND PLAN OF MERGER



                                 by and among



                           ZUELLIG GROUP N.A., INC.



                                 HAUSER, INC.



                           AND CERTAIN OTHER PARTIES

                                     dated


                                     as of


                               December 8, 1998






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


                               TABLE OF CONTENTS

                                                                            PAGE


 SECTION  1. DEFINITIONS.......................................................2

 SECTION  2. THE MERGER........................................................7
     2.1.  The Mergers.........................................................7
     2.2.  The Closing.........................................................8
     2.3.  Effective Time......................................................8
     2.4.  Effect of the Merger................................................8

 SECTION  3. EFFECT OF THE MERGER ON THE CAPITAL STOCK; MERGER
             CONSIDERATION; EXCHANGE OF CERTIFICATES...........................9
     3.1.  Effect on Capital Stock; Merger Consideration.......................9
     3.2.  Certificate of Incorporation of Surviving Corporations..............9
     3.3.  By-laws of the Surviving Corporations...............................9
     3.4.  Directors and Officers..............................................9
     3.5. Tax Treatment........................................................9
     3.6. Accounting Treatment................................................10

 SECTION  4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10
     4.1. Corporate Organization..............................................10
     4.2. Subsidiaries........................................................11
     4.3. Capitalization......................................................11
     4.4. Corporate Proceedings, etc..........................................12
     4.5. Consents and Approvals..............................................13
     4.6. Compliance with Law.................................................13
     4.7. Litigation..........................................................15
     4.8. Change in Ownership.................................................15
     4.9. Absence of Defaults, Conflicts, etc.................................16
     4.10. Reports and Financial Statements...................................16
     4.11. Absence of Certain Developments....................................17
     4.12. Material Contracts.................................................18
     4.13. Absence of undisclosed Liabilities.................................19
     4.14. Employees..........................................................19
     4.15. Tax Matters........................................................20
     4.16.  Employee Benefit Plans............................................21
     4.17.  Patents, Licenses, etc............................................22
     4.18. Title to Tangible Assets...........................................22
     4.19. Insurance..........................................................23
     4.20. Transactions with Related Parties..................................23
     4.21. Registration Rights................................................23
     4.22. Private Offering...................................................24
     4.23. Investment.........................................................24
     4.24. Brokerage..........................................................25
     4.25. Takeover Statute...................................................25
     4.26. Material Facts.....................................................25
     4.27. Debt...............................................................25

                                     (i)

     4.28. Company Real Property..............................................26
     4.29. Corporate Minute Books.............................................27
     4.30. Good Condition.....................................................27
     4.31. Manufacturing Capacity.............................................27

 SECTION  5.  REPRESENTATIONS AND WARRANTIES OF ZGNA..........................27
     5.1. Corporate Organization..............................................27
     5.2. Contributed Subsidiaries............................................28
     5.3. Capitalization......................................................28
     5.4. Corporate Proceedings, etc..........................................29
     5.5. Consents and Approvals..............................................30
     5.6. Compliance with Law.................................................30
     5.7. Litigation..........................................................32
     5.8. Change in Ownership.................................................32
     5.9. Absence of Defaults, Conflicts, etc.................................32
     5.10. Reports and Financial Statements...................................33
     5.11. Absence of Certain Developments....................................34
     5.12. Material Contracts.................................................34
     5.13. Absence of undisclosed Liabilities.................................35
     5.14. Employees..........................................................35
     5.15. Tax Matters........................................................37
     5.16.  Employee Benefit Plans............................................37
     5.17.  Patents, Licenses, etc............................................38
     5.18. Title to Tangible Assets...........................................39
     5.19. Insurance..........................................................39
     5.20. Transactions with Related Parties..................................39
     5.21. Registration Rights................................................40
     5.22. Private Offering...................................................40
     5.23. Investment.........................................................40
     5.24. Brokerage..........................................................41
     5.25. Material Facts.....................................................41
     5.26. Debt...............................................................41
     5.27. Financial Records..................................................42
     5.28. Subsidiary Real Property...........................................42
     5.29. Company Security Holdings..........................................43
     5.30. Bank Accounts; Powers of Attorney..................................43
     5.31. Corporate Minute Books.............................................43
     5.32. Sufficient Assets..................................................43
     5.33. Good Condition.....................................................43
     5.34. Bank Commitment....................................................44

 SECTION  6.  ADDITIONAL COVENANTS OF THE PARTIES.............................44
     6.1. Resale of Securities................................................44
     6.2. Proxy Statement.....................................................45
     6.3. Access to Information...............................................46
     6.4. Stockholders Meeting................................................46
     6.5. Execution and Delivery of Agreements................................46
     6.6. Ordinary Course.....................................................47
     6.7. Further Assurances..................................................49
     6.8. Confidentiality.....................................................50
     6.9. Standstill..........................................................50
     6.10. Ownership of Shares................................................51
     6.11. Noncompetition.....................................................52
     6.12. Resignation of Directors...........................................53

                                     (ii)

     6.13. Subscription Right.................................................53
     6.14. Letters of Accountants.............................................54
     6.15. Efforts to Satisfy Conditions; Notice of Inability to Meet
           Conditions.........................................................55
     6.16. HSR................................................................55
     6.17. Public Announcement................................................55
     6.18. Cooperation in Defense.............................................56
     6.19. Volker Wypyszyk....................................................56
     6.20. Repayment of Debt..................................................56

 SECTION  7.  ZGNA'S CLOSING CONDITIONS.......................................56
     7.1. Representations and Warranties......................................56
     7.2. Compliance with Agreement...........................................57
     7.3. Injunction..........................................................57
     7.4. Stockholder Approval................................................57
     7.5. Consents and Approvals..............................................57
     7.6. NASDAQ Listing......................................................57
     7.7. Adverse Development.................................................57
     7.8. Transaction Documents...............................................57
     7.9. Credit Agreements...................................................58
     7.10. HSR Act............................................................58
     7.11. Election of Officer and Directors..................................58
     7.12. Officer's Certificate..............................................58
     7.13. Counsel's Opinion..................................................58
     7.15. Approval of Proceedings............................................58
     7.16. Accountant's Letter................................................59

 SECTION  8.  COMPANY CLOSING CONDITIONS......................................59
     8.1. Representations and Warranties......................................59
     8.2. Compliance with Agreement...........................................59
     8.3. Injunction..........................................................59
     8.4. Stockholder Approval................................................59
     8.5. Election of Officer and Directors...................................60
     8.6. Adverse Development.................................................60
     8.7. Credit Agreements...................................................60
     8.8. Consents and Approvals..............................................60
     8.9. HSR Act.............................................................60
     8.10. Transaction Documents..............................................60
     8.11. ZGNA's Certificates................................................60
     8.12. Counsel's Opinion..................................................61
     8.13. Completion of Mergers..............................................61
     8.14. Approval of Proceedings............................................61
     8.15. Accountant's Letter................................................61
     8.16. Employees..........................................................61
     8.17. Exclusive Distributorship Agreement................................62

 SECTION  9.  TERMINATION AND INDEMNIFICATION.................................62
     9.1. Termination.........................................................62
     9.2. Procedure and Effect of Termination.................................62
     9.3. Survival of Representations, Warranties and Covenants...............63
     9.4. Indemnification.....................................................63
     9.5. Break-Up Fee........................................................68

                                    (iii)

 SECTION  10.  MISCELLANEOUS..................................................69
     10.1. Governing Law......................................................69
     10.2. Paragraph and Section Headings.....................................69
     10.3. Notices............................................................69
     10.4. Expenses and Taxes.................................................70
     10.5. Successors and Assigns.............................................70
     10.6. Entire Agreement; Amendment and Waiver.............................70
     10.7. Severability.......................................................71
     10.8. Third Parties......................................................71
     10.9. Counterparts.......................................................72

                                     (iv)

                         AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 8, 1998, is by and among Hauser, Inc., a Colorado corporation (the "Company"), QQB Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub 1"), QQB Holdings II, Inc., a New York corporation and a wholly owned subsidiary of the Company ("Merger Sub 2"), QQB Holdings III, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub 3"), Zuellig Group N.A., Inc., a Delaware corporation ("ZGNA"), Zuellig Botanicals, Inc., a Delaware corporation and a wholly owned subsidiary of ZGNA ("ZBI"), Zuellig Botanical Extracts, Inc., a Delaware corporation and a wholly owned subsidiary of ZBI ("Zuellig Botanical Extracts"), ZetaPharm, Inc., a New York corporation and a wholly owned subsidiary of ZGNA ("ZetaPharm"), and Wilcox Drug Company, Inc., a Delaware corporation and a wholly owned subsidiary of ZGNA ("Wilcox").

                               R E C I T A L S :

                  WHEREAS, ZGNA owns, directly or indirectly, all of the issued and outstanding capital stock (the "Subsidiary Shares") of Zuellig Botanical Extracts, ZetaPharm and Wilcox (collectively, the "Contributed Subsidiaries");

                  WHEREAS, ZGNA and ZBI desire to assign, transfer and convey the Subsidiary Shares to the Company solely in exchange for the Shares (as herein defined), and the Company desires to issue and exchange the Shares to ZGNA and ZBI solely in exchange for the Subsidiary Shares, all in accordance with and subject to the terms and conditions of this Agreement;

                  WHEREAS, the acquisition of the Subsidiary Shares is to be effected by a merger of Merger Sub 1 with and into Zuellig Botanical Extracts, a merger of Merger Sub 2 with and into ZetaPharm and a merger of Merger Sub 3 with and into Wilcox (collectively, the "Mergers"); and

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and ZGNA are executing and delivering an Inventory Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                  SECTION  1.       DEFINITIONS

                  The terms defined in this Section 1, whenever used herein, shall have the following meanings for all purposes of this Agreement.

                  "Affiliate" means any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

                  "Agreement" shall have the meaning set forth in the preamble hereto.

                  "Agreement Regarding Employees" shall mean the agreement regarding employees, dated as of the Closing Date, by and between the Company and ZBI, substantially in the form of Exhibit C.

                  "Approvals" shall have the meaning set forth in Section
4.6(b).

                  "Basket Amount" shall have the meaning set forth in Section 9.4(c).

                  "Benefit Arrangement" shall have the meaning set forth in
Section 4.16.

                  "Board" shall mean the board of directors of the Company.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

                  "BCL" shall mean the New York Business Corporation Law.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.

                  "Certificates of Merger" shall have the meaning set forth in
Section 2.3.

                  "Closing" shall have the meaning set forth in Section 2.2(a).

                  "Closing Date" shall have the meaning set forth in Section 2.2(a).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Commitment" shall have the meaning set forth in Section 4.8.

                  "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Company Indemnified Parties" shall have the meaning set forth in Section 9.4(b).

                  "Company Key Agreements and Instruments" shall have the meaning set forth in Section 4.9(a).

                  "Company Leased Real Properties" shall have the meaning set forth in Section 4.28(b).

                  "Company Material Adverse Effect" shall have the meaning set forth in Section 4.1(c).

                  "Company Owned Real Properties" shall have the meaning set forth in Section 4.28(a).

                  "Company Permitted Encumbrances" shall have the meaning set forth in Section 4.28(a).

                  "Company Real Properties" shall have the meaning set forth in
Section 4.28(b).

                  "Company SEC Reports" shall have the meaning set forth in
Section 4.10.

                  "Contributed Subsidiaries" shall have the meaning set forth in the recitals hereto.

                  "CS Balance Sheets" shall have the meaning set forth in
Section 5.10.

                  "Damages" shall have the meaning set forth in Section 9.4(a).

                  "Delaware Mergers" shall have the meaning set forth in
Section 2.1.

                  "DGCL" shall have the meaning set forth in Section 2.1.

                  "Effective Time" shall have the meaning set forth in Section 2.3.

                  "Environmental Laws" shall have the meaning set forth in
Section 4.6(c).

                  "Environmental Permits" shall have the meaning set forth in
Section 4.6(c).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

                  "Escrow Agreement" shall mean the escrow agreement, dated as of the Closing Date by and among the Company, ZGNA, ZBI and the Escrow Agent, as defined therein, substantially in the form of Exhibit D.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, an amended.

                  "GAAP" shall have the meaning set forth in Section 4.10.

                  "Governance Agreement" shall mean the governance agreement, dated as of the Closing Date, by and among the Company and ZGNA, substantially in the form of Exhibit E.

                  "Hazardous Materials" shall have the meaning set forth in
Section 4.6(c).

                  "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" shall have the meaning set forth in
Section 9.4(h).

                  "Indemnifying Party" shall have the meaning set forth in
Section 9.4(h).

                  "Intellectual Property" shall have the meaning set forth in
Section 4.17.

                  "Inventory Purchase Agreement" shall mean the inventory purchase agreement between the Company and ZGNA, substantially as set forth as Exhibit F hereto.

                  "Merger Subs" shall mean Merger Sub 1, Merger Sub 2 and Merger Sub 3.

                  "Merger Sub 1" shall have the meaning set forth in the preamble hereto.

                  "Merger Sub 2" shall have the meaning set forth in the preamble hereto.

                  "Merger Sub 3" shall have the meaning set forth in the preamble hereto.

                  "Merger Subs Organizational Documents" shall have the meaning set forth in Section 4.1(a).

                  "Mergers" shall have the meaning set forth in the recitals hereto.

                  "New York Merger" shall have the meaning set forth in Section 2.1.

                  "Option" shall mean the option to acquire 2,000,000 shares of Common Stock granted to ZGNA on the date hereof.

                  "Person" shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, or a government, agency, regulatory authority or political subdivision thereof.

                  "Powders Option Agreement" shall mean the agreement between the Company and ZBI pursuant to which ZBI will grant the Company an option to acquire the powders business of ZBI, substantially in the form set forth as Exhibit G hereto.

                  "Preferred Stock" shall have the meaning set forth in Section 4.3(a).

                  "Proceeding" shall have the meaning set forth in Section 4.7.

                  "Proposed Securities" shall have the meaning set forth in
Section 6.13(a).

                  "Proxy Statement" shall have the meaning set forth in Section 6.2(a).

                  "Registration Rights Agreement" shall mean the registration rights agreement, dated as of the date hereof, by and between the Company, ZBI and ZGNA, substantially in the form set forth as Exhibit H hereto.

                  "Securities Act" shall mean the Securities Act of 1933, an amended.

                  "Shares" shall mean such number of shares of Common Stock obtained by multiplying (x) 0.49 times (y) the quotient obtained by dividing the number of shares of Common Stock issued and outstanding immediately prior to Closing by 0.51.

                  "Sourcing Agency Agreement" means the sourcing agency agreement by and between the Company and Zuellig Botanicals, Inc., substantially in the form set forth as Exhibit I hereto.

                  "Stock Option Agreement" shall mean the agreement between the Company and ZGNA pursuant to which the Company will grant ZGNA the Option, substantially in the form set forth as Exhibit J hereto.

                  "Subscription Securities" shall have the meaning set forth in
Section 6.13(a).

                  "Subsidiary" shall mean a corporation of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

                  "Subsidiary Key Agreements and Instruments" shall have the meaning set forth in Section 5.9.

                  "Subsidiary Leased Real Properties" shall have the meaning set forth in Section 5.28(b).

                  "Subsidiary Material Adverse Effect" shall have the meaning set forth in Section 5.1(c).

                  "Subsidiary Owned Real Properties" shall have the meaning set forth in Section 5.28(a).

                  "Subsidiary Permitted Encumbrances" shall have the meaning set forth in Section 5.28(a).

                  "Subsidiary Real Properties" shall have the meaning set forth in Section 5.28(b).

                  "Subsidiary Shares" shall have the meaning set forth in the recitals hereto.

                  "Surviving Corporations" shall have the meaning set forth in
Section 2.1.

                  "Surviving Corporations Common Stock" shall have the meaning set forth in Section 3.1(b).

                  "Takeover Statute" shall mean any corporate takeover provision under laws of the State of Colorado or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation.

                  "Taxes" shall mean all U.S. Federal, state, local or foreign and other taxes, assessments, workers compensation contributions, duties, withholdings, FICA and similar charges of any kind imposed by any taxing authority, including interest, penalties and additions thereto.

                  "Termination Fee" shall have the meaning set forth in Section 9.5.

                  "Transaction Documents" shall mean this Agreement, the Governance Agreement, the Escrow Agreement, the Stock Option Agreement, the Sourcing Agency Agreement, the Agreement Regarding Employees, the Registration Rights Agreement and the Powders Option Agreement.

                  "Voting Stock" shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  "Wilcox" shall have the meaning set forth in the recitals hereto.

                  "ZBI" shall have the meaning set forth in the preamble hereto.

                  "ZetaPharm" shall have the meaning set forth in the recitals hereto.

                  "Zuellig Botanical Extracts" shall have the meaning set forth in the recitals hereto.

                  "ZGNA" shall have the meaning set forth in the preamble hereto.

                  "ZGNA Indemnified Parties" shall have the meaning set forth in
Section 9.4(a).

                  SECTION  2.       THE MERGER

                   2.1. The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub 1 shall be merged with and into Zuellig Botanicals Extracts and Merger Sub 3 shall be merged with and into Wilcox (the "Delaware Mergers"). Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCL, at the Effective Time, Merger Sub 2 shall be merged with and into ZetaPharm (the "New York Merger"). Following the Effective Time, the separate corporate existence of the Merger Subs shall cease and Zuellig Botanicals Extracts, ZetaPharm and Wilcox shall each continue as the surviving corporation (the "Surviving Corporations") as a corporation incorporated under the laws of the State of Delaware, in the case of Zuellig Botanicals Extracts and Wilcox, and as a corporation under the laws of the State of New York, in the case of ZetaPharm, and shall succeed to and assume all the rights and obligations of the Merger Sub that merged into them in accordance with the DGCL and the BCL, as the case may be.

                   2.2. The Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., New York City Time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7, at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, unless another date or place is agreed to in writing by the parties hereto. On the Closing Date, the Company shall issue, sell and deliver to (i) ZGNA, as the stockholder of ZetaPharm and Wilcox, a certificate representing the number of shares of Common Stock equal to 45% multiplied by the Shares, duly registered in ZGNA's name and (ii) ZBI, as the stockholder of Zuellig Botanical Extracts, a certificate representing the number of shares of Common Stock equal to 55% multiplied by the Shares, duly registered in ZBI's name.

                   2.3. Effective Time. Subject to the provisions of this Agreement, the Contributed Subsidiaries and the Merger Subs shall file Certificates of Merger (the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and the BCL and shall make all other filings or recordings required under the DGCL and the BCL to effect the Mergers as soon as practicable on or after the Closing Date. Each of the Mergers shall become effective at such time as the Certificate of Merger in respect of such Merger is duly filed with the Secretary of State of the State of Delaware in the case of the Delaware Mergers, and the Secretary of State of the State of New York in the case of the New York Merger, or at such later time as may be specified in the relevant Certificate of Merger (the "Effective Time"). The parties intend that all of the Mergers will become effective simultaneously.

                   2.4. Effect of the Mergers. Each Merger shall have the effects set forth in the DGCL or the BCL, as the case may be. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Contributed Subsidiaries and the Merger Subs shall vest in the Surviving Corporations, and all debts, liabilities, restrictions, disabilities and duties of the Contributed Subsidiaries and the Merger Subs shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.


                  SECTION 3. EFFECT OF THE MERGER ON THE CAPITAL STOCK; MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

                   3.1. Effect on Capital Stock; Merger Consideration. As of the Effective Time, by virtue of the Mergers and without any action on the part of any shareholder of the Contributed Subsidiaries:

                  (a) The shares of capital stock of each Contributed Subsidiary issued and outstanding immediately before the Effective Time shall be canceled and extinguished and be converted into the right to receive the Shares.

                  (b) The shares of common stock of each Merger Sub outstanding immediately prior to the Merger shall be converted into one share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by the Company.

                  (c) At the Effective Time, the stock transfer books of the Contributed Subsidiaries shall be closed and no transfer of shares shall be made thereafter.

                   3.2. Certificate of Incorporation of Surviving
Corporations. The Certificate of Incorporation of each Contributed Subsidiary in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the respective Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

                   3.3. Bylaws of the Surviving Corporations. The Bylaws of each Contributed Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the respective Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

                   3.4. Directors and Officers. The directors and officers of the Surviving Corporation shall be such persons as mutually agreed by the Company and ZGNA immediately prior to the Effective Time.

                  3.5.     Tax Treatment.

                  The Company and ZGNA intend to treat the transactions contemplated by this Agreement to qualify for federal income tax purposes as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Neither the Company nor ZGNA shall file or caused to be filed any tax returns which is inconsistent with this tax treatment.

                  3.6.     Accounting Treatment.

                  The parties acknowledge that the transactions contemplated hereunder will not be accounted for as a pooling of interest.


                  SECTION  4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to ZGNA as of the date hereof that except as expressly set forth in the corresponding numbered section in that certain Company Disclosure Schedule of even date herewith by and between the Company and ZGNA:

                  4.1.     Corporate Organization.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Articles of Incorporation and Bylaws of the Company and the Certificates of Incorporation of the Merger Subs, each as amended through the date hereof (collectively, the "Merger Subs Organizational Documents"), and which have been delivered to ZGNA, are true and correct as of the date hereof. Merger Sub I and Merger Sub III are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub II is a corporation duly organized, validly existing and in good standing under the laws of New York.

                  (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. The Merger Subs have been organized for purposes of the Mergers and, except for transactions related to their formation, have conducted no business. Each Merger Sub has all requisite power and authority to execute and deliver this Agreement, to consummate the Mergers and otherwise to perform its obligations hereunder.

                  (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the

Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect").

                  4.2.     Subsidiaries.

                  Except as set forth on Section 4.2 of the Company Disclosure Schedule, the Company has no Subsidiaries. Each Subsidiary listed on Section
4.2 of the Company Disclosure Schedule has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not have a Company Material Adverse Effect. A list of each jurisdiction in which the Company is qualified to do business is set forth in Section 4.2 of Company Disclosure Schedule. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, charge, security interest, claim or other legal or equitable encumbrance, limitation or restriction other than the lien of The First National Bank of Boston ("BankBoston") pursuant to its Security Agreement, dated April 9, 1997, between the Company and BankBoston. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

                  4.3.     Capitalization.

                  (a) On the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 800,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). On the date hereof, the issued and outstanding shares of capital stock of the Company consists of 10,468,163 shares of Common Stock and no shares of Preferred Stock. The Company has 201,000 shares of treasury stock. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding.

                  (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized and validly issued obligations of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, rights, restrictions on transfer, preemptive rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for in the Transaction Documents and other than restrictions on transfer imposed by federal or state securities laws.

                  (c) Except for the conversion and exchange rights which attach to the warrants, options and convertible securities which are listed on
Section 4.3 of the Company Disclosure Schedule, there are no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary of the Company nor are there any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

                  4.4.     Corporate Proceedings, etc.

                    (a) The Company has authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated hereby and thereby. No other corporate action (other than stockholder approval of the issuance of the Shares hereunder) is necessary to authorize such execution, delivery and performance of the Transaction Documents, and upon such execution and delivery by the parties thereto each of the Transaction Documents shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Shares in accordance with this Agreement.

                    (b) Each Merger Sub has authorized the execution, delivery, and performance of this Agreement and each of the transactions contemplated hereby. No other corporate action of a Merger Sub (including stockholder approval) is necessary to authorize such execution, delivery and performance of this

Agreement, and upon such execution and delivery by the parties thereto this Agreement shall constitute the valid and binding obligation of each Merger Sub, enforceable against such Merger Sub in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

                  4.5.     Consents and Approvals.

                    (a) The execution and delivery by the Company of the Transaction Documents, the issuance of the Shares, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

                    (b) Except for possible submission under the HSR, the execution and delivery by the Merger Subs of this Agreement, the performance by the Merger Subs of their respective obligations hereunder and the consummation by the Merger Subs of the transactions contemplated hereby do not require the Merger Subs to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

                  4.6.     Compliance with Law.

                  (a) The Company and each of its Subsidiaries are in compliance in all material respects with, and are not in violation or default in any material respect under, all foreign, federal, state and local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the Food and Drug Administration; the Foreign Corrupt Practices Act; the environment; occupational health and safety; employer benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination. No material expenditures are or will be required in order to cause the current operations or properties of the Company or any of its Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations in effect at the time of the Closing.

                  (b) The Company and each of its Subsidiaries have all licenses, permits, franchises or other governmental authorizations ("Approvals") necessary to the ownership of their property and to the operation of their respective businesses, which if violated or not obtained could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such Approvals necessary for their property or for the operation of their business. There is no action pending, or to the best knowledge of the Company or any of its Subsidiaries, threatened or recommended by appropriate local, state, federal or foreign agencies having jurisdiction thereof, to revoke, withdraw, or suspend any such Approvals, or which would have a material adverse effect on such Approvals.

                  (c) Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein: (i) the Company and its operations are in material compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and have obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively "Environmental Permits") required under all Environmental Laws and are in material compliance with all such Environmental Permits; (ii) the Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person (governmental or not) under CERCLA, or any other Environmental Laws, nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets; (iii) no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Company or any surface waters or groundwaters thereon or thereunder in violation of any Environmental Laws or that could subject the Company to liability under any Environmental Laws (provided, however, that as to actions of Persons other than the Company and its Subsidiaries or their predecessors this item (iii) is only to the best knowledge of the Company); (iv) the Company does not own or operate, and has never owned or operated, aboveground or underground storage tanks used for storing petroleum products and which are subject to underground storage tank removal or clean-up requirements in effect on the date hereof; (v) with respect to any or all of the real properties leased by the Company, to the Company's best knowledge (A) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties, and (B) there are no wetlands as defined under any Environmental Law located on any such properties; (vi) to the Company's best knowledge none of the real properties leased by the Company (A) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials (other than de minimis quantities of Hazardous Materials used in the normal course of the Company's business in material compliance with all applicable Environmental Laws), or (B) is identified on a federal, state or local listing of sites which require or might require environmental cleanup; (vii) to the best of the Company's knowledge, no condition exists on any of the real properties leased by the Company that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law; (viii) to the best of the Company's knowledge, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Company, its operations or the real properties leased by the Company; and (ix) neither the Company nor its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001 et seq., or analogous state statutes and related regulations.

                  4.7.     Litigation.

                Except as disclosed in the Company SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) (collectively "Proceeding") pending or, to the best of the Company's knowledge, threatened against or affecting (i) the Company or any Subsidiary or any of their respective properties, assets or businesses, except for Proceedings that could not reasonably be expected to have a Company Material Adverse Effect; or (ii) the transaction contemplated hereby. To the best knowledge of the Company, the Company is not aware of any fact which might result in or form the basis for any such Proceeding. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which could reasonably be expected to have a Company Material Adverse Effect.

                  4.8.     Change in Ownership.

                Neither the acquisition of the Shares by ZGNA nor the consummation of the transactions contemplated by this Agreement will result in
(i) to the knowledge of the Company, any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iii) any obligation of the Company to grant, extend or enter into any Commitment, or (iv) any right in favor of any Person to terminate or cancel any Company Key Agreement or Instrument.

                  4.9.     Absence of Defaults, Conflicts, etc.

                  (a) The execution and delivery of the Transaction Documents and the issuance, exchange and delivery by the Company of any of the Shares do not, and the fulfillment of the terms hereof and thereof by the Company will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any agreement, contract, commitment, understanding, arrangement, restriction, indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, of the Company or any of its Subsidiaries (i) involving $100,000 or more, (ii) the termination of which is reasonably likely to have a Company Material Adverse Effect or (iii) which is required to be filed as an exhibit to periodic reports filed by the Company pursuant to the Exchange Act ("Company Key Agreements and Instruments"), or the Organizational Documents, or any arbitration award applicable to the Company or any of its Subsidiaries, or any law, ordinance, code, standard, judgment, rule or regulation of any court or local, federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

                  (b) Neither any of the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Company Key Agreement and Instrument, or (iii) any order, writ, injunction or decree of any court or any Federal, state, local or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality or arbitration award, except, in the case of clause (ii), for defaults or violations which would not have a Company Material Adverse Effect.

                  4.10.    Reports and Financial Statements.

                  The Company has furnished ZGNA with true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended April 30, 1997 and April 30, 1998, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the quarter ended July 31, 1998, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since May 1, 1996, and (iv) all other reports filed with or registration statements declared effective by the Commission since May 1, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto and, in the case of unaudited interim financial statements, the absence of all GAAP required footnotes and normal year-end audit adjustments), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books of account and records of the Company except as indicated therein.

                  4.11.    Absence of Certain Developments.

                  Except as disclosed in the Company SEC Reports, since April 30, 1998, there has been no (i) change or event which could reasonably be expected to have a Company Material Adverse Effect (other than general trends or new laws, rules, or regulations applicable to similarly situated companies), (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants or convertible securities outstanding on the date hereof) or options, warrants or rights to acquire capital stock (other than the rights granted to ZGNA hereunder or to directors for attending meetings and serving as directors in accordance with the historical arrangement), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) except as a result of the new bank credit facility contemplated herein, acceleration or prepayment of any indebtedness for borrowed money or capital leases or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the general terms and conditions of employment of key employees, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of the Company in the ordinary course of business, (ix) acquisition, material writedown or write-off for accounting purposes or disposition of any material assets (or any contract or arrangement therefor) other than a possible sale or writedown of the paclitaxel business and assets, (x) redemption or repurchase of any capital stock of the Company, or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business or (xi) termination of an agreement or arrangement which would be a Company Key Agreement or Instrument if in effect on the date hereof.

                  4.12.    Material Contracts.

                  Section 4.12 of the Company Disclosure Schedule sets forth a true and complete list of each Company Key Agreement and Instrument (oral or written) to which the Company or its Subsidiary is a party of its assets bound other than Company Key Agreements and Instruments (i) filed as an exhibit to a Company SEC Report and (ii) under which the Company has no further liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) or obligations as of the date hereof. Each Company Key Agreement and Instrument that is currently in effect, is valid, binding and enforceable against the Company or such Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof. A true and complete copy of each Key Agreement and Instrument of the Company has been delivered or made available to ZGNA. There is no breach, violation or default by the Company and no event (including, without limitation, the consummation of the transactions contemplated herein) which, with notice or lapse of time or both, would (i) constitute a breach, violation or default by the Company under any Company Key Agreement or Instrument, or (ii) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company under any Company Key Agreement or Instrument except for breaches, violations or defaults that would not have a Company Material Adverse Effect. To the best of the Company's knowledge, no other party to any Company Key Agreement or Instrument is in material breach of any such Company Key Agreement or Instrument, no waiver or indulgence has been granted by any of the parties thereto and no party to any such Company Key Agreement and Instrument has repudiated any provision thereof. The Company is not a party to, nor are any of its assets subject to, any guaranty, "make well" agreement or other arrangement to be responsible for the obligations of another, including any obligation to maintain the financial condition of another person.

                  4.13.    Absence of Undisclosed Liabilities.

                  Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to Closing, or any act or omission at or prior to Closing, or any state of facts existing at or prior to Closing, including Taxes with respect to or based upon transactions or events occurring at or prior to Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company SEC Reports, current liabilities incurred since April 30, 1998, current obligations (other than as a result of breach or default) under agreements set forth on Section 4.12 of the Company Disclosure Schedule, and obligations under agreements which are not required to be set forth on such schedule entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Company Material Adverse Effect.

                   4.14.       Employees.

                  (a) The Company and its Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not have a Company Material Adverse Effect. Since January 1, 1997, no complaint of any unfair labor practice or discriminatory employment practice against the Company or any Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, local, foreign, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Subsidiary is a party or is bound, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Company Material Adverse Effect, and, since April 30, 1996, have received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations. The Company is not bound or subject to any arrangement with any labor union, and, to the Company's best knowledge no union organizing activities are ongoing or threatened.

                  (b) All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

                  (c) The Company is not aware that any of its executive officers or persons whose principal occupation is the creation of intellectual property is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such executive officer's or person's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

                  (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                  (e) Set forth on Section 4.14 of Company Disclosure Schedule is (i) a list of employees of the Company with an annual base compensation over $50,000, (ii) a list of all officers of the Company and (iii) a list of all employment agreements to which the Company is a party (copies of which have been delivered to ZGNA).

                  4.15.    Tax Matters.

                  There are no Taxes due and payable by the Company or any of its Subsidiaries which have not been paid except those being disputed in good faith by appropriate proceeding with appropriate reserves being made therefore on the accounting books of the Company. The provisions for Taxes on the audited and unaudited balance sheets delivered by the Company to ZGNA will be sufficient for the payment in all material respects of all accrued and unpaid Taxes of the Company and its Subsidiaries, whether or not assessed or disputed in good faith as of the respective dates of such balance sheets. The Company and its Subsidiaries have duly filed or received extensions to filing all foreign, federal, state and local tax returns required to have been filed by them, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year except where the failure to file such returns or the existence of waivers of applicable statutes of limitations is not reasonably likely to have a Company Material Adverse Effect. All such returns (including those delivered by the Company to ZGNA) are true, complete and correct in all material respects and have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. Neither the Company nor its Subsidiaries is a party to a Tax sharing agreement or liable for the Taxes of any other person. Neither the Company nor its Subsidiaries have filed a consent to the application of Section 341(f) of the Code. The Company and its Subsidiaries have made all estimated income tax deposits and all other required Tax payments or deposits and have complied for all prior periods with the Tax withholding provisions of all applicable foreign, federal, state and local laws applicable to them. Neither the Company nor any of its Subsidiaries has been subject to a foreign, federal or state tax audit since April 30, 1996.

                  4.16.    Employee Benefit Plans.

                   The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability. Section 4.16 of the Company Disclosure Schedule lists all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability (each, a "Benefit Arrangement"). True and complete copies of all Benefit Arrangements have been provided or made available to ZGNA prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. No "prohibited transaction" within the meaning of Section 4475 of the Code or Section 406 of ERISA, has occurred with respect to any Benefit Arrangements. All payments to current or former employees of the Company or any of its Subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

                  4.17.    Patents, Licenses, etc.

                  The Company or one of its Subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all patents (and applications therefor), patent disclosures, marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted (collectively, "Intellectual Property").

                  Neither the Company nor any of its Subsidiaries has received notice nor has knowledge of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section
4.17 where the effect of such conflict could have a Company Material Adverse Effect. To the Company's best knowledge, the Company's business, as presently conducted, and as proposed to be conducted, does not infringe upon or violate any patent rights, copyrights, marks, names, trade names or trade secrets of others. To the Company's best knowledge, the Company and its Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted.

                  To the Company's best knowledge, no employee of the Company or any of its Subsidiaries has violated any employment agreement, non-compete agreement or proprietary information agreement which he or she had with a previous employer or other person, or any intellectual property policy of such employer, or is a party to or threatened by any litigation concerning any patents, marks, trade secrets, service names, trade names, copyrights, licenses and the like.

                  4.18.    Title to Tangible Assets.

                  The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from Taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

                  4.19.    Insurance.

                  The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries and customary in light of the Company's exposure. No notice of any termination, threatened termination, or denial of a material claim made since January 1, 1997, of, or under any of such policies has been received and such policies are in full force and effect. A summary of all such policies, including whether they are on a "claims made" basis, is attached as Section 4.19 of the Company Disclosure Schedule. None of such policies will be terminated or reduced in coverage as a result of the transactions described herein. All such policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause.

                  4.20.    Transactions with Related Parties.

                  Neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or, to their best knowledge stockholders holding more than 1/2% of the Company's stock, or, to their best knowledge, any Affiliate or family member of any of the foregoing, including but not limited to, under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors or officers. To the best knowledge of the Company and except for the Transaction Documents, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

                  4.21.    Registration Rights.

                  Except as provided in the Registration Rights Agreement executed on the date hereof between ZGNA and the Company, and except as pursuant to its stock option plans, the Company is not under any obligation to register any of its securities under the Securities Act.

                  4.22.    Private Offering.

                    Neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser of the Shares, other than ZGNA and ZBI. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. Based in part upon the representations of ZGNA and ZBI set forth in Section 5, the offer, issuance and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  4.23.    Investment.

                  (a) The Company is acquiring the Subsidiary Shares for its own account for investment and not with a view towards the resale, transfer, pledge or distribution thereof, nor with any present intention of distributing the Subsidiary Shares other than a pledge in favor of the Company's lender pursuant to the credit agreement referred to in Section 7.9.

                  (b) The Company has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Contributed Subsidiaries as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. The Company has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of ZGNA and the Contributed Subsidiaries concerning the terms and conditions of this Agreement and the Mergers contemplated hereby.

                  (c) The Company is an "accredited investor" as defined under Regulation D of the Securities Act.

                  (d) The Company is located in Colorado and the offer and sale of the Shares occurred in the States of Colorado and California.

                  4.24.    Brokerage.

                  Except for the Company's agreement with Adams, Harkness & Hill, Inc. whose fees and expenses shall be paid by the Company, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold ZGNA harmless against any costs or damages incurred as a result of any such claim.

                  4.25.    Takeover Statute.

                  ZGNA is not, as a result of its execution and delivery of this Agreement, the performance of its obligations hereunder or the acquisition of any Shares, prohibited from entering into a business combination with the Company or any Subsidiary pursuant to the Business Corporation Act of the State of Colorado. To the best knowledge of the Company, no other Takeover Statute is applicable to the transactions contemplated hereby.

                  4.26.    Material Facts.

                  This Agreement, the Company Disclosure Schedules, and the other agreements, documents, certificates or written statements furnished or to be furnished to ZGNA through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement by the Company of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to ZGNA which is reasonably likely to have a Company Material Adverse Effect. Projections and forecasts prepared by or on behalf of the Company and delivered to ZGNA have been prepared in good faith and on a basis believed by the Company's management to be reasonable, but are not guarantees of performance.

                  4.27.    Debt.

                  As of the Closing Date, the "Debt" (as defined below) of the Company will not exceed $10,000,000. For purposes of this Section, "Debt" means debt for borrowed money (long term, for working capital purposes or otherwise), obligations under letters of credit and capital lease obligations.

                  4.28.    Company Real Property.

                  (a) Section 4.28 of Company's Disclosure Schedule lists all real property owned or leased by the Company and its Subsidiaries. The Company and its Subsidiaries have title to its owned real properties (collectively, the "Company Owned Real Properties") in each case, free and clear of all imperfections of title and all encumbrances, except for (i) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto which, individually and in the aggregate, do not materially impair the use of such property, (ii) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar encumbrances arising in the ordinary course of business and securing obligations not yet due and payable, (iii) other encumbrances which arise in the ordinary course of business and which individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such assets as collateral, (iv) any state of facts, including, without limitation, easements, encroachments or encumbrances, either shown by any survey or other inspection or granted by the Company prior to the date hereof, of such Company Owned Real Property which do not materially adversely interfere with the occupancy or use, as presently used or occupied, of such Company Owned Real Property, (v) liens for taxes and/or assessments not yet delinquent or which are being contested in good faith through appropriate proceedings, (vi) all rights or easements, if any, of any municipality or other public or private utility company, to maintain telephone wires, pipes, conduits or other facilities which enter or cross such Company Owned Real Property and (vii) any state of facts, including without limitation, rights, easements, liens, encroachments or encumbrances that any title report, title commitment or title insurance policy would disclose (encumbrances referenced in clauses (i) through (vii) collectively referred to as the "Company Permitted Encumbrances").

                  (b) The Company has delivered to ZGNA a true and complete list of all of the leases and subleases to which the Company is a party as described on Section 4.28 of Company's Disclosure Schedule (collectively, the "Company Leased Real Properties," together with Company Owned Real Properties, the "Company Real Properties"). The leases and subleases described on Section
4.28 of the Company Disclosure Schedule (i) have not been further modified or amended and (ii) are in full force and effect. To the knowledge of the Company, there is no default which remains uncured and would materially adversely interfere with the occupancy or use, as presently used or occupied, of any Company Leased Real Property. The Company is not obligated to purchase any Company Leased Real Property and no Company Leased Real Property is required to be accounted for under GAAP as a capitalized lease.

                  4.29.    Corporate Minute Books.

                  The corporate records of the Company are correct and complete. True and correct copies of all minutes of meetings or other actions by the directors, stockholders or incorporators of the Company for the past five years have been provided and since its inception have previously been provided or made available to ZGNA.

                  4.30.    Good Condition.

                  The buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property owned by or leased to the Company (i) are to the Company's best knowledge, in all material respects in good operating condition and repair (normal wear and tear excepted) and, in the case of buildings or structures located on the Company Real Properties, free of any structural or engineering defects, and (ii) to the Company's best knowledge, are suitable in all material respects for their current use. The Company has not received notice of, and has no knowledge of, any pending, threatened or contemplated condemnation proceeding or similar taking affecting the assets of the Company (including the Company Real Properties).

                  4.31.    Manufacturing Capacity.

                  The Company currently (i) has, except for drying capacity which it may outsource, the manufacturing capacity to manufacture 500 tons of nutraceutical extracts per year and (ii) has or can readily hire manufacturing and support personnel reasonably necessary to support such manufacturing capacity.


                  SECTION  5.  REPRESENTATIONS AND WARRANTIES OF ZGNA

                  ZGNA and ZBI represent and warrant to the Company as of the date hereof that except (i) as expressly set forth in the corresponding numbered section in that certain ZGNA Disclosure Schedule of even date herewith by and between the Company and ZGNA, and, (ii) as to the Transaction Documents, the representations and warranties of ZGNA and ZBI are only to the extent that ZGNA, ZBI or a Contributed Subsidiary is a party to such Transaction Documents:

                  5.1.     Corporate Organization.

                  (a) Each of ZGNA and ZBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Each of ZGNA and ZBI has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

                  (c) Each of ZGNA and ZBI has filed all necessary documents to qualify to do business as a foreign corporation in, and each of ZGNA and ZBI is in good standing under the laws of each jurisdiction in which the conduct of its business or the nature of its property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects, profits or condition (financial or otherwise) of the Contributed Subsidiaries taken as a whole (a "Subsidiary Material Adverse Effect").

                  5.2.     Contributed Subsidiaries.

                  Each Contributed Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified or authorized would not have a Subsidiary Material Adverse Effect. A list of each jurisdiction in which a Contributed Subsidiary is qualified to do business is set forth in Section 5.2 of ZGNA Disclosure Schedule. All of the issued and outstanding capital stock of each Contributed Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned of record and beneficially, directly or indirectly, by ZGNA or ZBI free and clear of any mortgage, pledge, lien, charge, security interest, claim or other legal or equitable encumbrance, limitation or restriction. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Contributed Subsidiary. No Contributed Subsidiary has a Subsidiary or interest in a general partnership or any interest in excess of 5% of the equity interest of any other entity.

                  5.3.     Capitalization.

                  (a) On the date hereof and as of the Closing, the authorized capital stock of (i) Zuellig Botanical Extracts consists of 100 shares of common stock, par value $0.01 per share, (ii) ZetaPharm consists of 1,000 shares of common stock, par value $1.00 per share, and 10 shares of cumulative preferred stock, par value $200,000 per share, and (iii) Wilcox consists of 1,000 shares of common stock, par value $1.00 per share. On the date hereof, the issued and outstanding shares of capital stock of (i) Zuellig Botanical Extracts consists of 100 shares of its common stock, (ii) ZetaPharm consists of 960 shares of its common stock and 10 shares of its cumulative preferred stock and (iii) Wilcox consists of 80 shares of its common stock. There are no bonds, debentures, notes, other evidences of indebtedness, or any person other than ZGNA as a stockholder of ZetaPharm and Wilcox, or any person other than ZBI as a stockholder of Zuellig Botanical Extracts, having the right to vote on any matters on which the Contributed Subsidiaries' stockholders may vote issued or outstanding. No Contributed Subsidiary has any accrued but unpaid dividends.

                  (b) There are no shares of any equity or voting security of the Contributed Subsidiaries issuable upon conversion, exchange or exercise of any security of the Contributed Subsidiaries nor are there any rights, options, calls or warrants outstanding or other agreements to acquire any equity or voting security of any Contributed Subsidiaries nor is any Contributed Subsidiary contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No stockholder of any Contributed Subsidiary is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Contributed Subsidiaries.

                  5.4.     Corporate Proceedings, etc.

                    (a) Each of ZGNA and ZBI has authorized the execution, delivery, and performance of the Transaction Documents and each of the transactions and agreements contemplated hereby and thereby. No other corporate action (including stockholder approval) is necessary to authorize such execution, delivery and performance of the Transaction Documents, and upon such execution and delivery by the parties thereto each of the Transaction Documents shall constitute the valid and binding obligation of ZGNA and ZBI, enforceable against ZGNA and ZBI in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. Each of ZGNA and ZBI has authorized the Mergers in accordance with this Agreement.

                    (b) The Contributed Subsidiaries have authorized the execution, delivery, and performance of this Agreement and each of the transactions contemplated hereby. No other corporate action (including stockholder approval) is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery by the parties thereto this Agreement shall constitute the valid and binding obligation of the Contributed Subsidiaries, enforceable against them in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Contributed Subsidiaries have authorized the Mergers in accordance with this Agreement.

                  5.5.     Consents and Approvals.

                    Except for submissions under the HSR, the execution and delivery by ZGNA or ZBI of the Transaction Documents, the performance by ZGNA, ZBI and the Contributed Subsidiaries of their obligations hereunder and thereunder and the consummation by ZGNA, ZBI and the Contributed Subsidiaries of the transactions contemplated hereby and thereby do not require ZGNA, ZBI or any Contributed Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority.

                  5.6.     Compliance with Law.

                  (a) Each of the Contributed Subsidiaries is in compliance in all material respects with, and is not in violation or default in any material respect under, all foreign, federal, state and local laws, ordinances, government rules and regulations applicable to its business operations, properties, or assets, including without limitation laws or regulations relating to: the Food and Drug Administration; the environment; the Foreign Corrupt Practices Act; occupational health and safety; employer benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination. No material expenditures are or will be required in order to cause the current operations or properties of the Contributed Subsidiaries to comply with any applicable laws, ordinances, governmental rules or regulations in effect at the time of the Closing.

                  (b) Each of the Contributed Subsidiaries has all Approvals necessary to the ownership of its property and to the operation of its respective businesses, which if violated or not obtained could reasonably be expected to have a Subsidiary Material Adverse Effect. None of the Contributed Subsidiaries has finally been denied any application for any such Approvals necessary for its property or for the operation of its business. There is no action pending, or to the best knowledge of ZGNA or any of the Contributed Subsidiaries, threatened or recommended by appropriate local, state, federal, or foreign agencies having jurisdiction thereof, to revoke, withdraw, or suspend any such Approvals, or which would have a material adverse effect on such Approvals.

                  (c) Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein: (i) the Contributed Subsidiaries and their respective operations are in material compliance with all Environmental Laws and have obtained and maintained in effect all Environmental Permits required under all Environmental Laws and are in material compliance with all such Environmental Permits; (ii) the Contributed Subsidiaries have not performed or suffered any act which could give rise to, or have otherwise incurred, liability to any Person (governmental or not) under CERCLA, or any other Environmental Laws, nor have the Contributed Subsidiaries received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of their assets; (iii) no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law) has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Contributed Subsidiaries or any surface waters or groundwaters thereon or thereunder in violation of any Environmental Laws or that could subject the Contributed Subsidiaries to liability under any Environmental Laws (provided, however, that as to actions of Persons other than the Contributed Subsidiaries or their predecessors, this item (iii) is only to the best knowledge of the Contributed Subsidiaries); (iv) the Contributed Subsidiaries do not own or operate, and have never owned or operated, aboveground or underground storage tanks used for storing petroleum products and which are subject to underground storage tank removal or clean-up requirements in effect on the date hereof; (v) with respect to any or all of the real properties leased by the Contributed Subsidiaries, to the best knowledge of the Contributed Subsidiary (A) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties, and (B) there are no wetlands as defined under any Environmental Law located on any such properties; (vi) to the best knowledge of the Contributed Subsidiaries none of the real properties leased by the Contributed Subsidiaries (A) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials (other than de minimis quantities of Hazardous Materials used in the normal course of the Contributed Subsidiaries' business in material compliance with all applicable Environmental Laws), or (B) is identified on a federal, state or local listing of sites which require or might require environmental cleanup; (vii) to the best of ZGNA's and Contributed Subsidiaries' knowledge, no condition exists on any of the real properties leased by the Contributed Subsidiaries that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law; (viii) to the best of ZGNA's and Contributed Subsidiaries' knowledge, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Contributed Subsidiaries, their respective operations or the real properties leased by the Contributed Subsidiaries; and (ix) none of the Contributed Subsidiaries or their respective operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001 et seq., or analogous state statutes and related regulations.

                  5.7.     Litigation.

                There is no Proceeding (whether federal, state, local or foreign) pending or, to the best of ZGNA's and the Contributed Subsidiaries' knowledge, threatened against or affecting (i) any Contributed Subsidiary or any of their respective properties, assets or businesses, except for Proceedings that could not reasonably be expected to have a Subsidiary Material Adverse Effect; or (ii) the transactions contemplated hereby. To the best knowledge of ZGNA and the Contributed Subsidiaries, none of ZGNA or Contributed Subsidiaries is aware of any fact which might result in or form the basis for any such Proceeding. None of the Contributed Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign) which could reasonably be expected to have a Subsidiary Material Adverse Effect.

                  5.8.     Change in Ownership.

                The consummation of the transactions contemplated by this Agreement will not result in (i) to the knowledge of ZGNA and the Contributed Subsidiaries, any material adverse change in the business operations of a Contributed Subsidiary, (ii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Contributed Subsidiaries, or debt securities of the Contributed Subsidiaries, (iii) any obligation of the Contributed Subsidiaries to grant, extend or enter into any Commitment, or (iv) any right in favor of any Person to terminate or cancel any Subsidiary Key Agreement or Instrument.

                  5.9.     Absence of Defaults, Conflicts, etc.

                  (a) The execution and delivery of the Transaction Documents do not, and the fulfillment of the terms hereof and thereof by ZGNA, ZBI or any Contributed Subsidiary will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of any agreement, contract, commitment, understanding, arrangement, restriction, indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, of ZGNA, ZBI or any of the Contributed Subsidiaries (i) involving $100,000 or more, (ii) the termination of which is reasonably likely to have a Subsidiary Material Adverse Effect or (iii) which is required to be filed as an exhibit to periodic reports if ZGNA, ZBI or a Contributed Subsidiary were required to file such reports pursuant to the Exchange Act ("Subsidiary Key Agreements and Instruments") or the organizational documents of ZGNA, ZBI or any Contributed Subsidiaries, or any arbitration award applicable to ZGNA, ZBI or a Contributed Subsidiary, or any law, ordinance, code, standard, judgment, rule or regulation of any court or local, federal, state or foreign regulatory board or body or administrative agency having jurisdiction over ZGNA, ZBI or any of the Contributed Subsidiaries or over their respective properties or businesses.

                  (b) None of the Contributed Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the organizational documents of any Contributed Subsidiaries, (ii) any Subsidiary Key Agreement and Instrument of any Contributed Subsidiaries, or (iii) any order, writ, injunction or decree of any court or any Federal, state, local or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, or arbitration award, except, in the case of clause (ii), for defaults or violations which would not have a Subsidiary Material Adverse Effect.

                  5.10.    Reports and Financial Statements.

                  The financial statements attached as Section 5.10 of ZGNA Disclosure Schedule (i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and, in the case of unaudited interim financial statements, the absence of all GAAP required footnotes and normal year-end audit adjustments), (ii) present fairly, in all material respects, the financial position of the Contributed Subsidiaries as at the date thereof and the results of their operations and cash flow for the period then ended subject to normal year-end audit adjustments and any other adjustments described therein, and (iii) are in all material respects in accordance with the books of account and records of the Contributed Subsidiaries except as indicated therein. The balance sheets dated October 31, 1998 for each Contributed Subsidiary are referred to as the "CS Balance Sheets."

                  5.11.    Absence of Certain Developments.

                  Since March 31, 1998, there has been no (i) change or event which could reasonably be expected to have a Subsidiary Material Adverse Effect (other than general trends or new laws, rules, or regulations applicable to similarly situated companies), (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Contributed Subsidiaries, (iii) issuance of capital stock or options, warrants or rights to acquire capital stock (other than the rights granted to the Company hereunder), (iv) material loss, destruction or damage to any property of the Contributed Subsidiaries, whether or not insured, (v) except as a result of the new bank credit facility referred to in Section 8.7, acceleration or prepayment of any indebtedness for borrowed money or capital leases or the refunding of any such indebtedness, (vi) labor trouble involving the Contributed Subsidiaries or any material change in their personnel or the general terms and conditions of employment of key employees, (vii) waiver of any valuable right in favor of the Contributed Subsidiaries, (viii) loan or extension of credit to any officer or employee of ZGNA or any Contributed Subsidiary other than advances for travel-related expenses and similar advances to officers and employees of ZGNA or Contributed Subsidiaries in the ordinary course of business, (ix) acquisition, material writedown or write-off for accounting purposes, or disposition of any material assets (or any contract or arrangement therefor), (x) redemption or repurchase of any capital stock of any Contributed Subsidiary, or any other material transaction by the Contributed Subsidiaries otherwise than for fair value in the ordinary course of business, or (xi) termination of an agreement or arrangement which would be a Subsidiary Key Agreement or Instrument if in effect on the date hereof.

                  5.12.    Material Contracts.

                  Section 5.12 of ZGNA Disclosure Schedule sets forth a true and complete list of each Subsidiary Key Agreement and Instrument (oral or written) to which a Contributed Subsidiary is a party or its assets bound other than Subsidiary Key Agreements and Instruments under which each Contributed Subsidiary has no further liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to ZGNA or a Contributed Subsidiary) or obligations as of the date hereof. Each Subsidiary Key Agreement and Instrument that is currently in effect, is valid, binding and enforceable against such Contributed Subsidiary and, to ZGNA's and Contributed Subsidiaries' best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof. A true and complete copy of each Subsidiary Key Agreement has been delivered or made available to the Company. There is no breach, violation or default by any Contributed Subsidiary and no event (including, without limitation, the consummation of the transactions contemplated herein) which, with notice or lapse of time or both, would (i) constitute a breach, violation or default by any Contributed Subsidiary under any Subsidiary Key Agreement or Instrument, or (ii) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against any Contributed Subsidiary under any Subsidiary Key Agreement or Instrument except for breaches, violations or defaults that would not have a Subsidiary Material Adverse Effect. To the best of ZGNA's and the Contributed Subsidiaries' knowledge, no other party to any Subsidiary Key Agreement or Instrument is in material breach of any such Subsidiary Key Agreement or Instrument, no waiver or indulgence has been granted by any of the parties thereto and no party to any such Subsidiary Key Agreement and Instrument has repudiated any provision thereof. No Contributed Subsidiary is a party to, nor are any of their assets subject to, any guaranty, "make well" agreement or other arrangement to be responsible for the obligations of another, including any obligation to maintain the financial condition of another person.

                  5.13.    Absence of Undisclosed Liabilities.

                  None of the Contributed Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to ZGNA or a Contributed Subsidiary) arising out of any transaction entered into at or prior to Closing, or any act or omission at or prior to Closing, or any state of facts existing at or prior to Closing, including Taxes with respect to or based upon transactions or events occurring at or prior to Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except as disclosed in the CS Balance Sheets, current liabilities incurred since the date of the CS Balance Sheet, current obligations (other than as a result of breach or default) under agreements set forth on Section 5.12 of ZGNA Disclosure Schedule, and obligations under agreements which are not required to be set forth on such schedule entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Subsidiary Material Adverse Effect.

                   5.14.       Employees.

                  (a) The Contributed Subsidiaries are in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not have a Subsidiary Material Adverse Effect. Since

January 1, 1998, no complaint of any unfair labor practice or discriminatory employment practice against the Contributed Subsidiaries has been filed or, to the best of ZGNA's and the Contributed Subsidiaries' knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, local, foreign, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of ZGNA's and the Contributed Subsidiaries' knowledge, threatened to be filed, against any Contributed Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which any Contributed Subsidiary is a party or is bound, except as would not reasonably be expected to have a Subsidiary Material Adverse Effect. The Contributed Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Subsidiary Material Adverse Effect, and, since January 1, 1997, have received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations. No Contributed Subsidiary is bound or subject to any arrangement with any labor union, and, to ZGNA's and Contributed Subsidiaries' best knowledge no union organizing activities are ongoing or threatened.

                  (b) All sums due for employee compensation and benefits and all vacation time owing to any employees of the Contributed Subsidiaries have been duly and adequately accrued on the accounting records of the Contributed Subsidiaries.

                  (c) ZGNA and the Contributed Subsidiaries are not aware that any of the Contributed Subsidiaries' executive officers or persons whose principal occupation is the creation of intellectual property is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such executive officer's or person's best efforts to promote the interests of the Contributed Subsidiaries or that would conflict with the Contributed Subsidiaries' business as proposed to be conducted.

                  (d) ZGNA and the Contributed Subsidiaries are not aware that any officer, key employee, key purchasing personnel anticipated to provide sourcing of biomass under the Sourcing Agency Agreement or key sales personnel anticipated to engage in sales under the Agreement Regarding Employees or that any group of such employees, intends to terminate their employment with any Contributed Subsidiary, nor does any Contributed Subsidiary have a present intention to terminate the employment of any of the foregoing.

                  (e) Set forth on Section 5.14 of ZGNA Disclosure Schedule is
(i) a list of employees of a Contributed Subsidiary with an annual base compensation over $50,000, (ii) a list of all officers of a Contributed Subsidiary and (iii) a list of all employment agreements to which a Contributed Subsidiary is a party (copies of which have been delivered to the Company).

                  5.15.    Tax Matters.

                  There are no Taxes due and payable by the Contributed Subsidiaries which have not been paid except those being disputed in good faith by appropriate proceeding with appropriate reserves being made therefore on the accounting books of the Contributed Subsidiaries. The provisions for Taxes on the audited and unaudited balance sheets delivered by ZGNA and the Contributed Subsidiaries to the Company will be sufficient for the payment in all material respects of all accrued and unpaid Taxes of the Contributed Subsidiaries, whether or not assessed or disputed in good faith as of the respective dates of such balance sheets. The Contributed Subsidiaries have duly filed or received extensions to filing all foreign, federal, state and local Tax returns required to have been filed by them, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year except where the failure to file such returns or the existence of waivers of applicable statutes of limitations is not reasonably likely to have a Subsidiary Material Adverse Effect. All such returns (including those delivered by ZGNA to the Company) are true, complete and correct in all material respects and have been prepared from, and are in accordance with, the books and records of each. No Contributed Subsidiary is a party to a Tax sharing agreement or liable for the Taxes of any other person. No Contributed Subsidiary has filed a consent to the application of Section 341(f) of the Code. The Contributed Subsidiaries have made all estimated income tax deposits and all other required Tax payments or deposits and have complied for all prior periods with the Tax withholding provisions of all applicable foreign, federal, state and local laws applicable to them. None of the Contributed Subsidiaries has been subject to a foreign, federal or state tax audit since April 30, 1996.

                  5.16.    Employee Benefit Plans.

                   Except as set forth on Section 5.16 of ZGNA Disclosure Schedule, the Contributed Subsidiaries have no employee benefit plans (as defined in Section 3(3) of ERISA) covering former and current employees of the Contributed Subsidiaries, or under which a Contributed Subsidiary has any obligation or liability. Section 5.16 of ZGNA Disclosure Schedule lists all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Contributed Subsidiaries or under which the

Contributed Subsidiaries have any obligation or liability. True and complete copies of all Benefit Arrangements have been provided or made available to the Company prior to the date hereof. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. No "prohibited transaction" within the meaning of Section 4475 of the Code or Section 406 of ERISA, has occurred with respect to any Benefit Arrangements. All payments to current or former employees of the Contributed Subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

                  5.17.    Patents, Licenses, etc.

                  The Contributed Subsidiaries own, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possesses all such rights as are necessary to use all Intellectual Property. To the knowledge of ZGNA and ZBI, one or more of the Contributed Subsidiaries has the right to use the names "Zuellig Botanicals" (but not "Zuellig Botanicals Powders"), and "ZetaPharm" as a trade name or mark for the purposes for which they have been used in the United States. Set forth on Section 5.17 of ZGNA Disclosure Schedule is a list of the significant marks and names used by each Contributed Subsidiary.

                  None of the Contributed Subsidiaries has received notice nor has knowledge of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 5.17 where the effect of such conflict could have a Subsidiary Material Adverse Effect. To ZGNA's and the Contributed Subsidiaries' best knowledge, the Contributed Subsidiaries' business, as presently conducted, and as proposed to be conducted, does not infringe upon or violate any patent rights, copyrights, marks, names, trade names or trade secrets of others. To ZGNA's and the Contributed Subsidiaries' best knowledge, the Contributed Subsidiaries have the right to use all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted.

                  To ZGNA's and the Contributed Subsidiaries' best knowledge, no employee of the Contributed Subsidiaries has violated any employment agreement, non-compete agreement, or proprietary information agreement which he or she had with a previous employer or other person, or any intellectual property policy of such employer, or is a party to or threatened by any litigation concerning any patents, marks, trade secrets, service names, trade names, copyrights, licenses and the like.

                  5.18.    Title to Tangible Assets.

                  The Contributed Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from Taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Contributed Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

                  5.19.    Insurance.

                  The Contributed Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Contributed Subsidiaries and customary in light of such Contributed Subsidiaries' exposure. No notice of any termination or threatened termination, or denial of a material claim made since January 1, 1997, of, or under any of such policies has been received and such policies are in full force and effect. A summary of all such policies, including whether they are on a "claims made" basis, is attached as Section 5.19 of ZGNA Disclosure Schedule. None of such policies will be terminated or reduced in coverage as a result of the transactions described herein. All such policies are in full force and effect and all premiums with respect thereto have been paid. No Contributed Subsidiary has failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by any Contributed Subsidiary under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause.

                  5.20.    Transactions with Related Parties.

                  None of the Contributed Subsidiaries is a party to any agreement with any of their respective directors, officers or, to their best knowledge stockholders holding more than 1/2% of its stock, or, to their best knowledge, any Affiliate or family member of any of the foregoing, including but not limited to, under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. None of the

Contributed Subsidiaries employs as an employee or engages as a consultant any family member of any of their respective directors or officers. There exist no agreements among stockholders of the Contributed Subsidiaries to act in concert with respect to their voting or holding of Contributed Subsidiary securities.

                  5.21.    Registration Rights.

                  The Contributed Subsidiaries are not under any obligation to register any of their securities under the Securities Act.

                  5.22.    Private Offering.

                    None of ZGNA, ZBI, the Contributed Subsidiaries or anyone acting on their behalf has sold or has offered any of the Subsidiary Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser of the Subsidiary Shares, other than the Company. None of ZGNA, ZBI, the Contributed Subsidiaries or anyone acting on their behalf shall offer the Subsidiary Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Subsidiary Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. Based in part upon the representations of the Company set forth in Section 4, the offer and sale of the Subsidiary Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  5.23.    Investment.

                  (a) Each of ZGNA and ZBI is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer, pledge or distribution thereof, nor with any present intention of distributing the Shares, other than a pledge in favor of ZGNA's lender pursuant to the credit agreement referred to in Section 8.7 and the delivery of a portion of the Shares to the Escrow Agent under the Escrow Agreement.

                  (b) Each of ZGNA and ZBI has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. ZGNA and ZBI have been furnished access to such information and documents as they have requested and have been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.

                  (c) Each of ZGNA and ZBI is an "accredited investor" as defined under Regulation D of the Securities Act.

                  (d) ZGNA and ZBI are located in California and the offer and sale of the Shares occurred in the States of Colorado and California.

                  5.24.    Brokerage.

                  Except for ZGNA's agreement with The Beacon Group Capital Services, LLC whose fees and expenses shall be paid by ZGNA, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of ZGNA, ZBI or the Contributed Subsidiaries, and ZGNA agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

                  5.25.    Material Facts.

                  This Agreement, ZGNA Disclosure Schedules, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Company through the Closing Date by or on behalf of ZGNA, ZBI and the Contributed Subsidiaries in connection with the transactions contemplated hereby taken as a whole, and the information provided by ZGNA and ZBI for inclusion in the Company's Proxy Statement, do not contain any untrue statement by ZGNA, ZBI or the Contributed Subsidiaries of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to ZGNA, ZBI or the Contributed Subsidiaries and which has not been disclosed herein or otherwise by ZGNA, ZBI or the Contributed Subsidiaries to the Company which is reasonably likely to have a Subsidiary Material Adverse Effect.

                  5.26.    Debt.

                  As of the Closing Date, the "Debt" (as defined below) of the Contributed Subsidiaries will not exceed $22,000,000 in the aggregate. For purposes of this Section, "Debt" means debt for borrowed money (long term, for working capital purposes or otherwise), obligations under letters of credit and capital lease obligations.

                  5.27.    Financial Records.

                  The financial records of the Contributed Subsidiaries for the period from April 1, 1995, up to and through the Closing Date are readily auditable (including to allocate inter-company accounts and to reflect the recent formation of Zuellig Botanicals Extracts) to permit compliance with SEC reporting requirements of the Company. Such financial records are located at Zuellig Group, N.A., Inc., 2550 El Presidio Street, Long Beach, CA 90810; Wilcox, 755 George Wilson Road, Boone, N.C. 28697; and ZetaPharm, 70 West 36th Street, New York, NY 10018 and Datalok Co., 15540 Del Amo Avenue, Tustin, CA 92680.

                  5.28.    Subsidiary Real Property

                  (a) Section 5.28 of ZGNA Disclosure Schedule lists all real property owned or leased by each Contributed Subsidiary. Each Contributed Subsidiary has title to its owned real properties and any improvements thereon (collectively, the "Subsidiary Owned Real Properties") in each case, free and clear of all imperfections of title and all encumbrances, except for (i) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto which, individually and in the aggregate, do not materially impair the use of such property, (ii) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar encumbrances arising in the ordinary course of business and securing obligations not yet due and payable, (iii) other encumbrances which arise in the ordinary course of business and which individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such assets as collateral, (iv) any state of facts, including, without limitation, easements, encroachments or encumbrances, either shown by any survey or other inspection or granted by ZGNA prior to the date hereof, of such Subsidiary Owned Real Property which do not materially adversely interfere with the occupancy or use, as presently used or occupied, of such Subsidiary Owned Real Property,
(v) liens for taxes and/or assessments not yet delinquent or which are being contested in good faith through appropriate proceedings, (vi) all rights or easements, if any, of any municipality or other public or private utility company, to maintain telephone wires, pipes, conduits or other facilities which enter or cross such Subsidiary Owned Real Property and (vii) any state of facts, including without limitation, rights, easements, liens, encroachments or encumbrances that any title report, title commitment or title insurance policy would disclose (encumbrances referenced in clauses (i)through
(vii) collectively referred to as the "Subsidiary Permitted Encumbrances").

                  (b) ZGNA has delivered to the Company a true and complete list of all of the leases and subleases to which the Contributed Subsidiaries are a party as described on Section 5.28 of ZGNA Disclosure Schedule (collectively, the "Subsidiary Leased Real Properties," together with Subsidiary Owned Real Properties, the "Subsidiary Real Properties"). The leases and subleases described on Section 5.28 of ZGNA Disclosure Schedule (i) have not been further modified or amended and (ii) are in full force and effect. To the knowledge of ZGNA and the Contributed Subsidiaries, there is no default which remains uncured and would materially adversely interfere with the occupancy or use, as presently used or occupied, of any Subsidiary Leased Real Property. No Contributed Subsidiary is obligated to purchase any Subsidiary Leased Real Property and no Subsidiary Leased Real Property is required to be accounted for under GAAP as a capitalized lease.

                  5.29.    Company Security Holdings

                  Neither ZGNA nor any Contributed Subsidiary holds or has held at any time during the 270 days preceding the Closing Date any debt or equity security of the Company (or derivative securities thereof), except for debt or equity securities (or derivative securities thereof) purchased pursuant to the Stock Option Agreement.

                  5.30.    Bank Accounts; Powers of Attorney.

                  Section 5.30 of ZGNA Disclosure Schedule lists all bank, money market, brokerage, savings and similar accounts and safe deposit boxes of all Contributed Subsidiaries and all powers of attorney of any Contributed Subsidiaries.

                  5.31.    Corporate Minute Books.

                  The corporate records of the Contributed Subsidiaries are correct and complete. True and correct copies of all minutes of meetings or other actions by the directors, stockholders or incorporators of the Contributed Subsidiaries for the past five years have been provided and since their inception have previously been provided or made available to the Company.

                  5.32.    Sufficient Assets.

                  The assets and properties owned by, or leased to, the Contributed Subsidiaries, and the Subsidiary Key Agreements and Instruments, are sufficient for the conduct of the business and operation of the Contributed Subsidiaries as presented conducted and as presently proposed to be conducted.

                  5.33.    Good Condition.

                  The buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property owned by or leased to the Contributed Subsidiaries (i) are to ZGNA's and the Contributed Subsidiaries' best knowledge, in all material respects in good operating condition and repair (normal wear and tear excepted) and, in the case of buildings or structures located on the Subsidiary Real Properties, free of any structural or engineering defects, and (ii) to ZGNA's and the Contributed Subsidiaries' best knowledge, are suitable in all material respects for their current use. ZGNA and the Contributed Subsidiaries have not received notice of, and have no knowledge of, any pending, threatened or contemplated condemnation proceeding or similar taking affecting the assets of the Contributed Subsidiaries (including the Subsidiary Real Properties).

                  5.34.    Bank Commitment.

                  As of the date of this Agreement, ZGNA has a bank commitment letter from a lender, a copy of which has been delivered to the Company, to provide the new credit facility to the Company contemplated hereby, and to ZGNA's knowledge, such commitment has not been modified or terminated.


                  SECTION  6.  ADDITIONAL COVENANTS OF THE PARTIES

                  6.1.     Resale of Securities.

                  (a) ZGNA and ZBI will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Securities Act and any state securities or blue sky laws or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under such laws.

                  (b) The Shares will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such securities:

                  "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably acceptable to the Company, is exempt from such registration."

                  "The securities evidenced hereby are subject to the terms of that certain Governance Agreement, dated as of _____________, 1999, by and among the Company, ZGNA and ZBI, as amended from time to time. A copy of such

                  Governance Agreement has been filed with the Secretary of the Company and is available upon request."

                  6.2.     Proxy Statement.

                  (a) The Company shall promptly prepare and file with the Commission preliminary and final versions of the Proxy Statement relating to this Agreement and the transactions contemplated hereby, and to increase size of or adopt a new stock option plan for up to 1,000,000 shares of Common Stock (the "Proxy Statement"). The Company shall use its best efforts to have the Proxy Statement cleared by the Commission and mailed to its stockholders at the earliest practicable date. The Company shall cooperate and consult with ZGNA with respect to the Proxy Statement and any related Commission comments.

                  (b) The Company will furnish ZGNA with such information concerning the Company and its Subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its Subsidiaries, to comply with applicable law. None of the information relating to the Company and its Subsidiaries supplied by the Company for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees promptly to advise ZGNA if, at any time prior to the meeting of the stockholders of the Company referenced herein, any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide ZGNA with the information needed to correct such inaccuracy or omission. The Company will furnish ZGNA and the Company's shareholders with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its Subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

                  (c) ZGNA will furnish the Company with such information concerning ZGNA, ZBI and the Contributed Subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to ZGNA, ZBI and the Contributed Subsidiaries, to comply with applicable law. None of the information relating to ZGNA, ZBI and the Contributed Subsidiaries supplied by ZGNA for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. ZGNA agrees promptly to advise the Company if, at any time prior to the meeting of stockholders of the Company referenced herein, any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. ZGNA will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to ZGNA, ZBI and the Contributed Subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

                  6.3.     Access to Information.

                  The Company shall (and shall cause each of its Subsidiaries to), and ZGNA shall and ZGNA shall cause each of ZBI and the Contributed Subsidiaries to afford to the officers, employees, accountants, counsel and other representatives of ZGNA or the Company, as the case may be, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) and ZGNA shall cause the Contributed Subsidiaries to furnish promptly to ZGNA and the Company, as the case may be, (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and (b) all other information concerning its business, properties and personnel as ZGNA or the Company, as the case may be, may reasonably request.

                  6.4.     Stockholders Meeting.

                  The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the election of directors as contemplated by Section 7.11 hereof. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and shall use its best efforts to hold such meeting as soon as reasonably practicable after the date hereof; provided, however, that the Board of Directors shall not be so obligated if it receives a written opinion from outside counsel to the effect that it would be inconsistent with its fiduciary duties to recommend to its stockholders approval of this Agreement and the transactions contemplated hereby.

                  6.5.     Execution and Delivery of Agreements.

                  ZGNA or its Subsidiary a party thereto shall execute and deliver to the Company, and the Company shall execute and deliver to ZGNA, (i) the Governance Agreement, (ii) the Sourcing Agency Agreement, (iii) the Escrow Agreement, (iv) the Powders Option Agreement, (v) the Agreement Regarding Employees and (vi) their respective tax affidavits in the form attached hereto as Exhibit K, at or prior to the Closing.

                  6.6.     Ordinary Course.

                  (a) Except as expressly contemplated by this Agreement or as set forth on Schedule 6.6(a) and except for the possible sale of the Company's paclitaxel business and assets, during the period from the date of this Agreement to the Closing Date, (i) the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and the Company shall, and it shall cause its Subsidiaries to, use its or their reasonable commercial efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business and (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

                           (A) amend or propose to amend its Organizational Documents in any material respect;

                           (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of its Subsidiaries, except for (a) the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options outstanding the date of this Agreement in accordance with their present terms and (b) grants of options pursuant to the 1999 Incentive Plan or the Company's stock option plan for directors in effect as of the date hereof for attendance at meetings of the Board, on terms and in amounts consistent with past practice;

                           (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary of the Company, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                           (D) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Company Subsidiary and customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (D); and

                           (E) maintain in full force and effect the insurance described in Section 4.19 or comparable insurance.

                  (b) Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, (i) ZGNA shall cause the Contributed Subsidiaries to conduct their businesses in the ordinary course and consistent with past practice, and ZGNA shall cause the Contributed Subsidiaries to use their reasonable commercial efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain satisfactory relationships with all persons with whom they do business, (ii) ZGNA will use its reasonable commercial efforts to maintain in place the sales force of ZBI whom will be subject to the Agreement Regarding Employees and (iii) without limiting the generality of the foregoing, none of the Contributed Subsidiaries will:

                           (A) amend or propose to amend its Organizational Documents in any material respect;

                           (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Contributed Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Contributed Subsidiaries;

                           (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the other Contributed Subsidiaries, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                           (D) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt, except refinancings of existing obligations on terms that are no less favorable to the Contributed Subsidiaries than the existing terms;
         (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to the Contributed Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (D); and

                           (E) maintain in full force and effect the insurance described in Section 5.19 or comparable insurance.

                  (c) Absent the prior written consent of ZGNA, during the two year period following consummation of the Mergers, the Company agrees (i) that it will not (x) liquidate Zuellig Botanical Extracts or (y) other than in the ordinary course of business, transfer more than an insubstantial portion of the assets of Zuellig Botanical Extracts to the Company or an Affiliate of the Company; (ii) the Company shall take no action, and shall cause the Contributed Subsidiaries to take no action, if such action would jeopardize the characterization of the Mergers as reorganizations within the meaning of
Section 368(a) of the Code.

                  6.7.     Further Assurances.

                  Upon the request of a party hereto at any time after the Closing Date, the other party will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request in order to perfect title of ZGNA and the Company and their successors and assigns to the Shares and the Subsidiary Shares, respectively, or otherwise to effectuate the purposes of this Agreement.

                  6.8.     Confidentiality.

                  Except as may be required by law, (i) prior to the Closing, the Company and ZGNA shall not, directly or indirectly, disclose to any person or entity or use any information not in the public domain or generally known in the industry, in any form, whether acquired prior to or after the Closing Date, received from the Company or ZGNA, as the case may be, relating to the business and operations of the Company and its Subsidiaries or ZGNA and its Subsidiaries, as the case may be, and (ii) after the Closing, ZGNA and ZBI shall not so disclose or use such information relating to the business of the Company or the Contributed Subsidiaries except as permitted by other agreements between ZGNA or its affiliates and the Company.

                  6.9.     Standstill.

                  (a) From the date hereof through the Closing Date (or, if this Agreement is terminated in accordance with its terms, for a period of 18 months from the date hereof), neither ZGNA or ZBI will, without the prior consent of the Board:

                           (i)   acquire any of the Voting Stock or direct or
indirect rights to acquire or sell Voting Stock of the Company other than the Option or the shares of Common Stock issuable upon exercise of the Option;

                           (ii)  make, or in any way participate, directly or
indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules under the Exchange Act), enter into any agreement to vote, or seek to agree with, advise or influence any person or entity with respect to the voting of any Voting Stock of the Company (except to the extent necessary to have its three representatives on the Board);

                           (iii) make any public announcement with respect to
any transaction or proposed or contemplated transaction between the Company or any of its security holders and ZGNA or any of its Affiliates, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

                           (iv)  disclose any intention, plan or arrangement
regarding any of the matters referred to in clauses (i), (ii) or (iii); or

                           (v)   sell or otherwise transfer shares of Common
Stock except pursuant to a transaction approved by the Board of Directors of the Company.

                  (b) For a period of five years from the Closing Date, neither ZGNA or ZBI will, without the prior consent of the Board:

                           (i)   acquire more than 49% of the Voting Stock or
direct or indirect rights to acquire more than 49% of the Voting Stock of the Company;

                           (ii)  make, or in any way participate, directly or
indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules under the Exchange Act), enter into any agreement to vote, or seek to agree with, advise or influence any person or entity with respect to the voting of any Voting Stock of the Company (except to the extent necessary to have its three representatives on the Board);

                           (iii) make any public announcement with respect to
any transaction or proposed or contemplated transaction between the Company or any of its security holders and ZGNA or any of its Affiliates, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

                           (iv)  disclose any intention, plan or arrangement
regarding any of the matters referred to in clauses (i), (ii) or (iii); or

                           (v)   except in an underwritten transaction, sell or
otherwise transfer such number of shares of Common Stock to the public which is greater than 1% of the outstanding shares of Common Stock in any two week period or 20% of weekly volume of the Common Stock.

                  (c) For a period of 18 months from the Closing Date, neither ZGNA or ZBI will, without the prior consent of the Board, sell or otherwise dispose of its shares of Common Stock, other than a pledge in favor of ZGNA's lender pursuant to the credit agreement referred to in Section 8.7 and other than transfers by ZBI to ZGNA or an entity wholly owned by ZGNA.

                  6.10.    Ownership of Shares.

                  (a) In order to meet its obligations under Section 9 hereof, ZGNA and ZBI agree to continue to own its portion of the Shares or other Liquid Assets of approximately equivalent value to its portion of the Shares until the later of (i) the second anniversary of the Closing Date, or (ii) in the event the Company asserts any claims pursuant to Section 9.4(b)(i), until the final resolution of such claims. For purposes hereof, the term "Liquid Assets" shall mean cash, money market funds, commercial paper of a U.S. based entity, or securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

                  (b) Notwithstanding the foregoing subsection (a), after the first anniversary of the Closing Date, ZGNA's and ZBI's obligation to hold its portion of the

Shares or other Liquid Assets of approximately equivalent value to its portion of the Shares shall be reduced to 60% of the initial value of its portion of the Shares plus an amount equal to the value of the claims made, asserted or pending under Section 9 as of such date.

                  (c) In the event the Company, ZBI or ZGNA shall be required to make an indemnification payment pursuant to Section 9, they may elect to make such payment with the shares of Common Stock in lieu of cash. The market price of the shares of Common Stock shall be determined by the average closing price of a share of Common Stock for the 15 consecutive trading days preceding the date of such payment on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 consecutive trading days on the Nasdaq National Market or, if the shares are not listed on the Nasdaq National Market, in the over-the-counter market or, if the shares of Common Stock are not publicly traded, the market price for such day shall be the fair market value thereof determined jointly by the Company and ZGNA; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the market price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and ZGNA or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All costs and expenses incurred in connection with the determination of market price shall be borne by the party seeking to make payment in stock.

                  6.11.    Noncompetition.

                  (a) ZGNA shall not, and shall cause its parent corporation and its Affiliates, for a period of five (5) years following the Closing Date, for any reason whatsoever, directly or indirectly, or on behalf of or in conjunction with any other person:

                           (i)    engage in any business selling any products or
services in direct competition with the Company, including, but not limited to, the Contributed Subsidiaries, in North America as conducted as of the Closing Date;

                           (ii)   engage in the business of acquiring biomass
also used by the Company for the purpose of retail or wholesale sales in North America (including after processing) for use as a human nutraceutical; or

                           (iii)  solicit any person who is an employee of the
Company, including, but not limited to the Contributed Subsidiaries, in a managerial, sales or purchasing capacity for the purpose or with the intent of enticing such employee away from or out of employ of the Company or its Subsidiaries.

                  (b) Notwithstanding the above, the foregoing covenant shall not prohibit ZGNA from acquiring as an investment not more than five percent (5%) or continuing to own no more than the percentage ZGNA owns on the date of this Agreement of the capital stock of a competing business, provided that ZGNA shall not control such competing business.

                  (c) If any provision of this Section 6.11 relating to a time period or geographic area shall be declared by a court of competent jurisdiction unenforceable as unreasonable, the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable shall thereafter be deemed applicable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination. This Section 6.11 may be enforced by specific performance.

                  6.12.    Resignation of Directors.

                  Effective as of the Closing Date, all directors of each Contributed Subsidiary shall cease to be directors. ZGNA will use its good faith effort to obtain the resignation of all directors of each Contributed Subsidiary.

                  6.13.    Subscription Right.

                  (a) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (ii) pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or stock or other form of acquisition, (iii) pursuant to an employee, consultant or director stock option plan, stock bonus plan, stock purchase plan or other management equity program, or (iv) as an "equity kicker" for a debt or leasing financing with an institutional lender), then the Company shall:

                           (i) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as ZGNA may reasonably request in order to evaluate the proposed issuance; and

                           (ii) offer to issue to ZGNA upon the terms described in subparagraph (i) above a portion of the Proposed Securities (the "Subscription Securities") equal to a percentage determined by dividing (x) the number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by ZGNA, by (y) the total number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by all holders of Common Stock, in each case, immediately preceding the issuance of the Proposed Securities.

                  (b) ZGNA must exercise its right to purchase all or any portion of the Subscription Securities hereunder within ten (10) days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, ZGNA must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

                  (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Subscription Securities that ZGNA has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to ZGNA. Any Subscription Securities offered or sold by the Company after such 90 day period must be reoffered to ZGNA pursuant to this
Section 6.13.

                  (d) The election by ZGNA not to exercise its subscription rights under this Section 6.13 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance.

                  (e) Notwithstanding the foregoing, the rights set forth in this Section 6.13 shall terminate (i) if this Agreement is terminated in accordance with its terms, seven months after the date hereof or (ii) upon the Closing Date.

                  (f) The exercise by ZGNA of its rights under this Section
6.13 shall be subject to compliance with applicable laws, rules and regulations, including HSR.

                  6.14.    Letters of Accountants.

                  (a) The Company shall use its reasonable best efforts to cause to be delivered to ZGNA "comfort" letters regarding the Company of Arthur Andersen, LLP, the Company's independent public accountants, dated and delivered the date of the proxy statement and addressed to ZGNA, in form and substance reasonably satisfactory to ZGNA and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement consistent with procedures set forth in Exhibit 6.14 hereto.

                  (b) ZGNA shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters regarding the Contributed Subsidiaries of Deloitte & Touche LLP, ZGNA's independent public accountants, dated and delivered the date of the proxy statement and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement consistent with procedures set forth in Exhibit
6.14 hereto.

                  6.15. Efforts to Satisfy Conditions; Notice of Inability to Meet Conditions.

                  Between the date hereof and the Closing, each party shall make a good faith effort to obtain all third party consents required for Closing and otherwise act to cause all closing conditions to be satisfied. If a party believes that a condition to its obligation to close will not be satisfied by Closing, or becomes aware of an event that causes a Company Material Adverse Effect or a Subsidiary Material Adverse Effect, it shall promptly notify the other party including informing it of the nature of such company's Material Adverse Effect and steps which are being done to attempt to correct or respond to the failure of such condition or material adverse event.

                  6.16.    HSR.

                  As soon as practical after the date hereof, each of the Company, ZGNA and, if necessary, the controlling persons of ZGNA shall make all filings required pursuant to the HSR in connection with this Agreement. The parties will cooperate in the preparation of all filings and responses to all reasonable requests for additional information.

                  6.17.    Public Announcement.

                  Prior to the Closing and for three months thereafter, the timing and content of all public announcements regarding any aspect of this Agreement or the transactions contemplated hereby shall be mutually agreed upon in advance by the Company and ZGNA, except to the extent that legal counsel advises a party that such announcement or other disclosure is required to be made pursuant to applicable law or the rules of the National Association of Securities Dealers. A party shall promptly notify the other if it has received such advise and intends to make a public announcement that has not been mutually agreed upon.

                  6.18.    Cooperation in Defense.

                  If prior to or within two years after the Closing, any claim, action, investigation or governmental action is brought which questions the validity or legality of the transactions contemplated hereunder or seeks damages in connection therewith, the parties agree to cooperate and use reasonable efforts to defend against such claim, action, investigation or governmental action, and seek the removal of any injunction preventing or restraining any transactions contemplated hereby. This provision is not a limitation on any other obligations of the parties in this Agreement or the Transaction Documents.

                  6.19.    Volker Wypyszyk.

                  Both before and after the Closing, ZGNA and its Affiliates shall use their reasonable best efforts to cause Volker Wypyszyk, for the first 12 months after the Closing, to devote a significant amount of his time, and after 12 months after the Closing, to devote substantially all of his time, to the business of the Company. For the purposes of this Section, "reasonable best efforts" shall mean that ZGNA and its Affiliates shall not require Volker Wypyszyk to devote his time to the business of ZGNA or its Affiliates that would be inconsistent with this Section.

                  6.20.    Repayment of Debt.

                  On the Closing Date, the Company shall use a portion of the proceeds of the credit facility referred to in Section 7.9 to cause the Contributed Subsidiaries to repay the Debt for borrowed money of the Contributed Subsidiaries referred to in Section 5.26.


                  SECTION  7.  ZGNA'S CLOSING CONDITIONS

                  The obligation of ZGNA to consummate the Mergers on the Closing Date, as provided in Sections 2 and 3 hereof, shall be subject to the performance in all material respects by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                  7.1.     Representations and Warranties.

                  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise specifically permitted herein.

                  7.2.     Compliance with Agreement.

                  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

                  7.3.     Injunction.

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or governmental body or agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                  7.4.     Stockholder Approval.

                  This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

                  7.5.     Consents and Approvals.

                  All material consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign shall have been duly obtained and shall be in full force and effect on the Closing Date.

                  7.6.     NASDAQ Listing.

                  The Shares shall have been approved for listing on the NASDAQ market or any other exchange the shares of Common Stock then trade.

                  7.7.     Adverse Development.

                  There shall have been no developments in the business of the Company or any of its Subsidiaries which in the reasonable opinion of ZGNA would have a Company Material Adverse Effect.

                  7.8.     Transaction Documents.

                  The Company and each of the other parties thereto shall have executed and delivered (i) the Escrow Agreement, (ii) the Powders Option Agreement, (iii) the Governance Agreement, (iv) the Sourcing Agency Agreement,
(v) the Registration Rights Agreement and (vi) the Agreement Regarding
Employees.

                  7.9.     Credit Agreements.

                  The Company and ZGNA shall have entered into definitive credit agreements with their respective lenders on terms reasonably satisfactory to ZGNA and such credit agreements shall be in full force and effect.

                  7.10.    HSR Act.

                  All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR shall have been expired or terminated.

                  7.11.    Election of Officer and Directors.

                  Mr. Volker Wypyszyk shall have been appointed as the President and Co-Chief Executive Officer of the Company and shall have been elected to the Board, effective upon the Closing. Mr. Dean Stull shall have been elected as the Chairman of the Board and Co-Chief Executive Officer. The Board shall have been constituted as of the Closing Date as provided in
Section 2 of the Governance Agreement.

                  7.12.    Officer's Certificate.

                  ZGNA shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board of the Company, certifying that the conditions specified in Sections 7.1 and 7.2 of this Agreement have been fulfilled.

                  7.13.    Counsel's Opinion.

                  ZGNA shall have received from the Company's counsel, Chrisman, Bynum & Johnson, P.C., an opinion, dated the Closing Date, substantially as set forth in Exhibit A hereto.

                   7.14. Completion of Mergers. The Certificates of Merger shall have been filed with the Secretary of State of the respective jurisdiction of incorporation and the Mergers shall have become effective in accordance with the laws of the respective jurisdiction of incorporation.

                  7.15.    Approval of Proceedings.

                  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ZGNA and its counsel, Willkie Farr & Gallagher; and ZGNA shall have received copies of all documents or other evidence which it and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to ZGNA and Willkie Farr & Gallagher.

                  7.16.    Accountant's Letter.

                  ZGNA shall have received the accountant's letter referred to in Section 6.14(a).

                  SECTION  8.  COMPANY CLOSING CONDITIONS

                  The obligation of the Company to issue and deliver the Shares and to consummate the Mergers on the Closing Date, as provided in Sections 2 and 3 hereof, shall be subject to the performance in all material respects by ZGNA and the Contributed Subsidiaries of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                  8.1.     Representations and Warranties.

                  The representations and warranties of ZGNA, ZBI and the Contributed Subsidiaries contained in this Agreement shall be true and correct and in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise specifically permitted herein.

                  8.2.     Compliance with Agreement.

                  ZGNA and ZBI shall have performed and complied in all material respects with, and shall have caused the Contributed Subsidiaries to perform and comply in all material respects with, all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

                  8.3.     Injunction.

                  There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or governmental body or agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

                  8.4.     Stockholder Approval.

                  This Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

                  8.5.     Election of Officer and Directors.

                  Mr. Volker Wypyszyk shall have been appointed as the President and Co-Chief Executive Officer of the Company and shall have been elected to the Board, effective upon the Closing. Mr. Dean Stull shall have been elected as the Chairman of the Board and Co-Chief Executive Officer. The Board shall have been constituted as of the Closing Date as provided in
Section 2 of the Governance Agreement.

                  8.6.     Adverse Development.

                  There shall have been no developments in the business of the Contributed Subsidiaries which in the reasonable opinion of the Company would have a Subsidiary Material Adverse Effect.

                  8.7.     Credit Agreements.

                  The Company and ZGNA shall have entered into definitive credit agreements with their respective lenders on terms reasonably satisfactory to the Company and such credit agreements shall be full force and effect.

                  8.8.     Consents and Approvals.

                  All material consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign shall have been duly obtained and shall be in full force and effect on the Closing Date.

                  8.9.     HSR Act.

                  All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR shall have been expired or terminated.

                  8.10.    Transaction Documents.

                  ZGNA or its Subsidiary and each of the other parties thereto shall have executed and delivered (i) the Escrow Agreement, (ii) the Powders Option Agreement, (iii) the Governance Agreement, (iv) the Sourcing Agency Agreement, (v) the Registration Rights Agreement and (vi) the Agreement Regarding Employees.

                  8.11.    ZGNA's Certificates.

                  The Company shall have received a certificate from an executive officer of ZGNA, dated the Closing Date, certifying that the conditions specified in Sections 8.1 and 8.2 of this Agreement have been fulfilled.

                  8.12.    Counsel's Opinion.

                  The Company shall have received from ZGNA's counsel, Willkie Farr & Gallagher, an opinion, dated the Closing Date, substantially as set forth in Exhibit B hereto.

                  8.13.    Completion of Mergers.

                  The Certificates of Merger shall have been filed with the Secretary of State of the respective jurisdiction of incorporation and the Mergers shall have become effective in accordance with the laws of the respective jurisdiction of incorporation.

                  8.14     Approval of Proceedings.

                  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and its counsel, Chrisman, Bynum & Johnson, P.C.; and the Company shall have received copies of all documents or other evidence which it and Chrisman, Bynum & Johnson, P.C. may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Company and Chrisman, Bynum & Johnson, P.C.

                  8.15.    Accountant's Letter.

                  The Company shall have received the accountant's letter referred to in Section 6.14(b).

                  8.16.    Employees.

                  (a) Individuals responsible for at least 75% of all sales of products of the Contributed Subsidiaries in the 90 days prior to the date of this Agreement shall be available to work in connection with the Agreement Regarding Employees in substantially the same role as before the execution of this Agreement, and not more than 25% of such individuals shall have stated in writing to ZGNA that they intend to stop working for the Surviving Corporation in such role.

                  (b) Employees responsible for at least 75% of all purchases of biomass material of the Contributed Subsidiaries in the 90 days prior to the date of this Agreement shall be available to work for the Contributed Subsidiaries in substantially the same role as before the execution of this Agreement, and not more than 25% of such individuals shall have stated in writing to ZGNA that they intend to stop working for a Contributed Subsidiary in such role (including after the Closing) if the Contributed Subsidiary offers them a salary and compensation arrangement comparable to that currently in place as of the date hereof and Benefit Arrangements as contemplated by this Agreement.

                  8.17.    Exclusive Distributorship Agreement.

                  The agreement listed under the heading "Exclusive Distributorship Agreement" in Section 5.12 of ZGNA Disclosure Schedule shall have been terminated without further liability to ZBI or the Contributed Subsidiaries, including, without limitation, any restrictions on their ability to engage in business contained therein.

                  SECTION  9.  TERMINATION AND INDEMNIFICATION

                   9.1.    Termination.

                  This Agreement may be terminated at any time prior to the
Closing:

                  (a)      by mutual consent of ZGNA and the Company;

                  (b) by ZGNA or the Company if the Closing shall not have occurred on or before April 30, 1999, except that ZGNA and the Company shall have the right, in their mutual discretion, to extend the time period in this
Section 9.1(b) an additional 45 days; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to be consummated by such date;

                  (c) by ZGNA if the Board shall have withdrawn, modified or amended (or resolved to withdraw, modify or amend) in any respect its recommendation that this Agreement be approved by the Company's stockholders; or

                  (d) by ZGNA or the Company, if any governmental entity shall have threatened to, or issued, an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the material transactions contemplated hereby.

                   9.2.    Procedure and Effect of Termination.

                  In the event of termination of this Agreement pursuant to
Section 9.1 hereof, by one party, written notice thereof shall forthwith be given to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect except for the provisions of Section
9.4 which shall
survive such termination and the transactions contemplated hereby shall be abandoned except for the provisions of Section 9.4 which shall survive such termination. If this Agreement is terminated as provided herein:

                  (a) ZGNA and the Company will destroy or redeliver, and will cause its respective agents (including, without limitation, attorneys and accountants) to destroy or redeliver all documents, electronic files or other media containing confidential information with respect to the Company or the Contributed Subsidiaries, as the case may be, delivered in connection with this Agreement, unless ZGNA or the Company believes in its reasonable judgment that such destruction could give rise to any liability under applicable law or prevent it from reasonably asserting a known claim hereunder;

                  (b) all information received by ZGNA or the Company with respect to the business, operations, assets or financial condition of the Company or the Contributed Subsidiaries, as the case may be, shall remain subject to the confidentiality provision of Section 6.8; and

                  (c) except as otherwise expressly set forth herein, no party to this Agreement shall have any liability hereunder to any other party, except (i) for any intentional breach or misrepresentation by such party of the terms and provisions of this Agreement and (ii) as stated in paragraphs
(a) and (b) of this Section 9.2.

                   9.3.    Survival of Representations, Warranties and
Covenants.

                  All representations and warranties contained in Sections 4.6(c), 4.15, 5.6(c), 5.15 and third party claims arising out of misrepresentation of any of the representations or warranties herein shall survive the Closing and remain in full force and effect for a period of 24 months following the Closing Date. All representations and warranties contained in Section 4.31 shall terminate as of the Closing. All other representations and warranties herein or in any other Transaction Documents shall survive the Closing and remain in full force and effect for a period of 18 months following the Closing Date. All covenants and agreements contained herein shall survive the Closing and remain in full force and effect until sixty (60) days after the expiration of the applicable statute of limitations (including any extensions thereof).

                   9.4.    Indemnification.

                  (a) From and after the Closing, the Company shall indemnify and hold harmless ZGNA, ZBI and their respective officers, directors and Affiliates (collectively, the "ZGNA Indemnified Parties") from and against any liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "Damages") arising from or in connection with (i) any inaccuracy in any representation or the breach of any warranty of the Company under a Transaction Document or (ii) the failure of the Company to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Company pursuant to a Transaction Document.

                  (b) From and after the Closing, ZGNA and ZBI shall indemnify and hold harmless the Company and its officers, directors and Affiliates (collectively, the "Company Indemnified Parties") from and against any Damages to the extent they are the result of (i) any inaccuracy in any representation or the breach of any warranty of ZGNA, ZBI or a Contributed Subsidiary under a Transaction Document or (ii) the failure of ZGNA, ZBI or a Contributed Subsidiary to duly perform or observe any term, provision, covenant or agreement to be performed or observed by ZGNA, ZBI or a Contributed Subsidiary pursuant to a Transaction Document.

                  (c) Notwithstanding anything herein to the contrary, no indemnification shall be available to ZGNA Indemnified Parties under Section 9.4(a)(i) hereof or to the Company Indemnified Parties under Section 9.4(b)(i) hereof unless and until the aggregate amount of Damages that would otherwise be subject to indemnification, exceeds $750,000 (in each case, the "Basket Amount"), in which case the party entitled to such indemnification shall be entitled to receive only the amounts in excess of the Basket Amount. For purposes of clause (i) of Section 9.4(a) and 9.4(b), in determining whether there has been a breach of any representation or warranty contained herein or in the other Transaction Documents or the amount of any Damages resulting from such breach, such representations and warranties shall be read without regard to any "Company Material Adverse Effect", "Subsidiary Material Adverse Effect" or "material" qualifier contained therein except to the extent that the term "material" is used to define "Company Key Agreements and Instruments" and "Subsidiary Key Agreements and Instruments."

                  (d) Notwithstanding anything herein to the contrary, the maximum aggregate liability of (i) the Company to ZGNA Indemnified Parties and
(ii) ZGNA and ZBI to the Company Indemnified Parties under this Section 9.4 hereof shall not exceed $15 million.

                  (e) Notwithstanding anything herein to the contrary, none of ZGNA Indemnified Parties shall be entitled to indemnification by the Company for any Damages arising from any matter of which ZGNA had knowledge at or prior to Closing by reason of the Company having delivered written notice thereto, either in a supplemented disclosure schedule or an officer's certificate, at or prior to Closing, if
(i) the conditions to ZGNA's obligation set forth in Section 7 fail to be satisfied at Closing by reason of the matters disclosed in such supplemented disclosure schedule or officer's certificate and ZGNA waives its right not to Close unless (ii) the Company made a knowing misrepresentation with respect to such matter on the date of this Agreement; provided that clause (i) above shall not apply in respect of any matter as to which the Company has the explicit right set forth in Section 4 to notify ZGNA thereof at or prior to Closing and modify the corresponding disclosures.

                  (f) Notwithstanding anything herein to the contrary, none of the Company Indemnified Parties shall be entitled to indemnification by ZGNA for any Damages arising from any matter of which the Company had knowledge at or prior to Closing by reason of ZGNA having delivered written notice thereto, either in a supplemented disclosure schedule or an officer's certificate, at or prior to Closing, if (i) the conditions to the Company's obligation set forth in Section 8 fail to be satisfied at Closing by reason of the matters disclosed in such supplemented disclosure schedule or officer's certificate and the Company waives its right not to Close unless (ii) ZGNA made a knowing misrepresentation with respect to such matter on the date of this Agreement; provided that clause (i) above shall not apply in respect of any matter as to which ZGNA has the explicit right set forth in Section 5 to notify the Company thereof at or prior to Closing and modify the corresponding disclosures.

                  (g) Any calculation of Damages for purposes of this Section
9.4 shall be (i) net of any insurance recovery made by the Indemnified Party (whether paid directly to such Indemnified Party or assigned by the Indemnifying Party to such Indemnified Party) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the deductibility of any such Damages or Tax. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any such net Tax benefit only after the Indemnified Party has actually realized such benefit. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is reduced below the amount of Taxes that such Indemnified Party would have been required to pay but for deductibility of such Damages. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnified Party's liability for Taxes and, if necessary, the Company or

ZGNA and ZBI, as the case may be, shall make payments to the other to reflect such adjustment. Any indemnity payment under this Agreement shall be treated as an adjustment to the consideration for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any of its Affiliates causes any such payment not to be treated as an adjustment to the consideration for U.S. Federal income Tax purposes.

                  (h) No action, claim or setoff for Damages subject to indemnification under this Section 9.4 shall be brought or made:

                           (i)   with respect to claims for Damages resulting
from a breach of any covenant contained in this Agreement after the date on which such covenant shall terminate pursuant to Section 9.3 hereof; and

                           (ii)  with respect to claims for Damages resulting
from a breach of any representation or warranty, after the date on which such representation or warranty shall terminate pursuant to Section 9.3 hereof;

provided, however, that any claim made with reasonable specificity by the party seeking indemnification (the "Indemnified Party") to the party from which indemnification is sought (the "Indemnifying Party") within the time periods set forth above shall survive (and be subject to indemnification) until it is finally and fully resolved.

                  (i) Upon receipt by the Indemnified Party of notice of any action, suit, proceedings, claim, demand or assessment against such Indemnified Party which might give rise to a claim for Damages, the Indemnified Party shall give written notice thereof to the Indemnifying Party indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. A claim to indemnity hereunder may, at the option of the Indemnified Party, be asserted as soon as Damages have been threatened by a third party orally or in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred, provided the Indemnified Party shall reasonably determine that it may be liable or otherwise incur such Damages. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the Indemnified Party. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not settle any such asserted liability without the written consent of the Indemnified Party (which consent will not be unreasonably withheld); provided, further, however that the immediately preceding clause shall not apply in the case of relief consisting solely of money damages at least 80% of which shall be borne by the Indemnifying Party after taking into account any limitation thereon. Notwithstanding an election to assume the defense of such action or proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (A) the use of counsel chosen by the Indemnifying Party to represent such Indemnified Party would present such counsel with a conflict of interest; (B) the defendants in, or targets of, any such action or proceeding include both an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Party); (C) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or proceeding; or (D) the Indemnifying Party shall authorize such Indemnified Party to employ separate counsel at the Indemnifying Party's expense. In any event, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel and shall not assert any position in any proceeding inconsistent with that asserted by the Indemnifying Party. All costs and expenses incurred in connection with an Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

                  (j) The sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement shall be pursuant to this
Section 9.4, except in the case of fraud. Absent fraud, under no circumstances shall either party be liable to other for consequential or punitive damages.

                  (k) Each party hereby acknowledges and agrees that the other party is not making any representation or warranty whatsoever, express or implied, including, without limitation, in respect of their respective assets, liabilities and businesses, except those representations and warranties explicitly set forth in the Transaction Document or in any certificate contemplated hereby and delivered in connection herewith.

                   9.5.    Break-Up Fee.

                  (a) In the event that (i) upon a vote at a duly held meeting of the stockholders of the Company or any adjournment thereof, any stockholder approval contemplated by this Agreement shall not have been approved or (ii) the Board shall have withdrawn, modified or amended (or resolved to withdraw, modify or amend) in any respect its recommendation to its stockholders that this Agreement be approved by the Company's stockholders, the Company shall pay ZGNA all of ZGNA's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including fees and expenses of its counsel and financial advisors; provided, that the Company shall not be liable for out-of-pocket expenses in excess of $500,000.

                  (b) If within twelve (12) months of the termination date of this Agreement for either of the reasons set forth in 9.5(a) the Company shall sell such number of shares of Common Stock equal to or greater than 49% of the issued and outstanding shares of the Common Stock (calculated by using the number of issued and outstanding shares of Common Stock as of the date hereof) by way of sale of securities, merger, reorganization, or shall sell all or substantially all of its assets, the Company shall pay $1,500,000 (the "Termination Fee") to ZGNA in immediately available funds no later than two
(2) Business Days after entry into such agreement. The Company agrees that it will not structure any transaction or agreement for the purpose of avoiding payment of Termination Fee. The Company acknowledges that the agreements contained in this Section 9.5 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, ZGNA would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5, and, in order to obtain such payment, ZGNA commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to ZGNA its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. on the date such payment was required to be made. Notwithstanding the foregoing, no Termination Fee or payment under Section 9.5(a) shall be payable if the transactions contemplated hereunder are not consummated because (i) the Company's Board of Directors withdraws its recommendation of this Agreement as a result of a material breach or misrepresentation by ZGNA, (ii) the Company or ZGNA failed to enter into a definitive credit agreement with their respective lenders, (iii) the Company terminates this Agreement because of a material breach (including a material breach of Section 6.9 herein) or a material misrepresentation by

ZGNA, (iv) approval under the HSR is not obtained (assuming the Company and ZGNA have made appropriate HSR filings) or (v) the Company terminates this Agreement as a result of failure to satisfy Sections 8.3 (Injunction), 8.6 (Adverse Development), 8.10 (Transaction Documents), 8.11 (ZGNA's Certificates), 8.12 (Counsel's Opinion), 8.13 (Completion of Mergers) or 8.16 (Sales Force).

                  (c) Notwithstanding, in the event ZGNA shall have exercised the Option and shall thereafter sell the shares of Common Stock received by it upon exercise of the Option, ZGNA shall pay to the Company any fees and expenses (including Termination Fee) received by it pursuant to this Section to the extent the net proceeds received by it in connection with such sale exceed the exercise price for the Option.


                  SECTION  10.  MISCELLANEOUS

                   10.1.   Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State, except that all issues relating to the Delaware Mergers shall be governed by and construed in accordance with the laws of the State of Delaware and all issues relating to the New York Merger shall be governed by and construed in accordance with the laws of the State of New York.

                   10.2.   Paragraph and Section Headings.

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                   10.3.   Notices.

                  (a) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                  (1) if to ZGNA or ZBI, at 2550 El Presidio Street, Long Beach, California 90810-1193 (facsimile: (310) 637-3644), marked for attention of President, or at such other address as ZGNA may have furnished the Company in writing (with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, Attention: Harvey L. Sperry, Esq. (facsimile: 212-728-8111), or at such other address it may have furnished the Company in writing), or

                  (2) if to the Company, at 5555 Airport Boulevard, Boulder, Colorado 80301 (facsimile: (303) 441-5802) marked for attention of Dean Stull, or at such other address as the Company may have furnished ZGNA in writing (with a copy to Laurie Glasscock, Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, Colorado 80302 (facsimile: (303) 449-5426) or at such other address as it may have furnished in writing to ZGNA).

                  (b) Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery; if delivered by courier, on the first Business Day following the date of the delivery to the courier; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

                   10.4.   Expenses and Taxes.

                  Subject to Section 9.5, whether or not the Closing shall have occurred, each party shall pay its own fees and expenses incurred in connection with the transactions contemplated hereby.

                   10.5.   Successors and Assigns.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                   10.6.   Entire Agreement; Amendment and Waiver.

                  (a) This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and ZGNA. No course of dealing between the Company and ZGNA nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of either party hereto.

                  (b) Subject to applicable law, by agreement of the parties, this Agreement, the Transaction Documents and other documents entered into in connection herewith, may be terminated, amended, or the observance of any terms waived, after the Company's stockholder approval.

                   10.7.   Severability.

                  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                   10.8.   Third Parties.
                  Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

                   10.9.   Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

HAUSER, INC.                           ZUELLIG GROUP N.A., INC.

By:/s/Dean P. Stull                    By:/s/Volker Wypyszyk
   --------------------------             ------------------
   Name:  Dean P. Stull                   Name:  Volker Wypyszyk
   Title: CEO                             Title: President


QQB HOLDINGS I, Inc.                   ZUELLIG BOTANICAL EXTRACTS, INC.

By:/s/Dean P. Stull                    By:/s/Ralph L. Heimann
   --------------------------             -------------------
   Name:  Dean P. Stull                   Name:  Ralph L. Heimann
   Title: President                       Title: Secretary & Treasurer


QQB HOLDINGS II, Inc.                  ZETAPHARM, INC.

By:/s/Dean P. Stull                    By:/s/Ralph L. Heimann
   --------------------------             -------------------
  Name:  Dean P. Stull                    Name:  Ralph L. Heimann
  Title: President                        Title: Secretary & Treasurer


QQB HOLDINGS III, Inc.                 WILCOX DRUG COMPANY, INC.

By:/s/Dean P. Stull                    By:/s/Ralph L. Heimann
   --------------------------             -------------------
   Name:  Dean P. Stull                   Name:  Ralph L. Heimann
   Title: President                       Title: Secretary & Treasurer



                                       ZUELLIG BOTANICALS, INC.

                                       By:/s/Ralph L. Heimann
                                          -------------------
                                          Name:  Ralph L. Heimann
                                          Title: Secretary & Treasurer